SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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☐ Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

ACCLAIM ENTERTAINMENT, INC.

(Name of Registrant As Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement)

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2003

NOTICE OF ANNUAL

STOCKHOLDERS MEETING

AND

PROXY STATEMENT

PLEASE COMPLETE, SIGN, DATE AND

RETURN YOUR PROXY CARD PROMPTLY

January 2, 2004

Dear Fellow Stockholders:

You are cordially invited to join us at our 2003 Annual Meeting of Stockholders that will be held at The Wyndham Windwatch Hotel in Hauppauge on January 20, 2004 at 2:00 p.m. At this meeting our stockholders will be asked to (i) elect seven Directors, (ii) authorize the issuance, upon the conversion of the notes and the exercise of the warrants, of up to 32,000,000 shares of common stock at a discount to the market price in accordance with the Note Offering which is described in this Proxy Statement, (iii) authorize the Board of Directors, for the three month period commencing with the date of the meeting, to issue at a discount to the market price of the common stock, in connection with potential capital raising transactions, (a) up to 50,000,000 shares of common stock, or (b) preferred stock, warrants, notes, securities or other rights convertible into common stock, which, in the aggregate, after exercise or conversion, equate to a maximum of 50,000,000 shares of the Company’s common stock, (iv) approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 300,000,000, (v) approve an increase from 15,442,143 to 25,442,143 the number of shares with respect to which options or other awards may be granted under the Company’s 1998 Stock Incentive Plan, (vi) approve the issuance of shares of common stock to the Acclaim Entertainment Employee Benefits Trust, for my benefit as the Company’s new Chief Executive Officer, in accordance with Nasdaq Rule 4350(i)(1)(a), and (vii) ratify the appointment of KPMG LLP as our auditors for the next fiscal year. After the meeting, we will report on our financial results in the last fiscal year and answer your questions. Enclosed with this Proxy Statement are your voting instructions and our 2003 Annual Report on Form 10-KT.

We know that it is not practical for most stockholders to attend the Annual Meeting in person. Whether or not you attend, your vote is important. In lieu of attending the Annual Meeting, you may vote your shares on the enclosed proxy card. Voting materials, which include the Proxy Statement, Proxy Card and our 2003 Annual Report on Form 10-KT, are being mailed to our stockholders on or about January 2, 2004.

Sincerely,

Rodney P. Cousens

Chief Executive Officer

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

DATE:	January 20, 2004

TIME:	2:00 P.M.

PLACE:	Wyndham Windwatch Hotel 1717 Motor Parkway Hauppauge, NY 11788

MATTERS TO BE VOTED UPON:

1.	Elect seven Directors to hold office for a one-year term;

2.	Authorize the issuance, upon the conversion of notes and the exercise of warrants, of up to 32,000,000 shares of common stock at a discount to the market price in accordance with the Note Offering;

3.	Authorize the Board of Directors, in the three month period commencing with the date of the meeting, to issue at a discount to the market price of the common stock, in connection with potential capital raising transactions, (a) up to 50,000,000 shares of common stock, or (b) preferred stock, warrants, notes, securities or other rights convertible into common stock, which, in the aggregate, after exercise or conversion, equate to a maximum of 50,000,000 shares of the Company’s common stock. Any such issuance would be in excess of the number of shares that NASDAQ’s Rule 4350(i)(1)(D) permits the Company to issue in such transactions without prior stockholder approval. Issuance of all such 50,000,000 shares shall be for an aggregate consideration of not less than $25,000,000 (or such proportionately lower amount depending upon the number of securities actually issued by us) and at an exercise price not less than 75% of the market price of the common stock at the time of entering into the transactions and upon such terms as the Board of Directors shall have deemed to be in the best interests of the Company;

4.	Approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 200,000,000 to 300,000,000 shares;

5.	Approve an increase from 15,442,143 to 25,442,143 the number of shares with respect to which options or other awards may be granted under the Company’s 1998 Stock Incentive Plan;

6.	Approve the issuance of shares of common stock to the Acclaim Entertainment Employee Benefits Trust, for the benefit of Rodney Cousens, our new Chief Executive Officer, in accordance with Nasdaq Rule 4350(i)(l)(a);

7.	Ratify the appointment of KPMG LLP as our independent auditors for fiscal year 2004; and

8.	Any other matters that may properly come before the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR EACH OF THE NOMINEES AND FOR EACH PROPOSAL.

Stockholders of record as the close of business on December 12, 2003 are entitled to notice of the meeting and to attend and vote at the meeting. A complete list of these stockholders will be available at our corporate headquarters for a period of ten days prior to the meeting. Our corporate headquarters are located at One Acclaim Plaza, Glen Cove, New York 11542.

By Order of the Board of Directors,

James R. Scoroposki

Secretary

PROXY STATEMENT

Our Board of Directors is soliciting proxies for our 2003 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board has set December 12, 2003 as the record date for the meeting. Stockholders who owned the Company’s common stock on that date are entitled to notice of the meeting, and to attend and vote at the meeting, with each share entitled to one vote. There were 113,234,491 shares of the Company’s common stock outstanding on the record date.

Officers, directors and regular employees of the Company may solicit proxies by mail, telephone, telegraph and personal interview, for which no additional compensation will be paid. The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to our stockholders in connection with this solicitation. The Company may reimburse persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to their principals.

Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to our Secretary, by revocation in person at the meeting or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by proxies solicited by our Board of Directors will be voted in accordance with the directions given therein.

Please note that we have changed our fiscal year end from August 31 to March 31. Accordingly, all references to fiscal 2003 in this Proxy Statement reflect the seven month period ended March 31, 2003, unless otherwise noted.

In this Proxy Statement:

•	“Acclaim”, “we”, and “Company” mean Acclaim Entertainment, Inc.

•	Holding shares in “street name” means your Company shares are held in an account at a bank, brokerage firm or other nominee.

COMMONLY ASKED QUESTIONS and ANSWERS

Q:	Why am I receiving this Proxy Statement and Proxy Card?

A:	This Proxy Statement describes proposals upon which you, as a stockholder, will vote. It also gives you information on these proposals, as well as other information so that you can make an informed decision.

Q:	What is the Proxy Card?

A:	The Proxy Card enables you to appoint any of Gregory E. Fischbach, James R. Scoroposki and Gerard F. Agoglia as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing any of Mr. Fischbach, Mr. Scoroposki and Mr. Agoglia to vote your shares at the meeting as you have instructed them on the proxy card. This way your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change.

Q:	Who can vote at the Annual Meeting?

A:	Stockholders who owned Acclaim’s common stock on December 12, 2003 may attend and vote at the Annual Meeting. Each share of common stock is entitled to one vote. There were 113,234,491 shares of the Company’s Common stock outstanding on December 12, 2003.

Q:	What am I voting on?

A:	We are asking you to:

•	elect seven Directors;

•	approve the issuance, upon conversion of the notes and exercise of the warrants, of common shares at a discount, in accordance with the October Note offering:

•	approve the raising of additional capital through the issuance of the Company’s securities in accordance with NASDAQ’s Rule 4350(i)(1)(D);

•	approve the increase in the Company’s shares of authorized common stock;

•	approve an increase in the number of options available for grant under the Company’s option plan;

•	approve the issuance of shares of common stock to Rodney Cousens in accordance with Nasdaq Rule 4350(i)(l)(a); and

•	ratify the appointment of our auditors for fiscal year 2004.

Q:	How do I vote?

A:	You may vote by mail, by telephone or through the Internet.

Complete, date, sign and mail the proxy card in the enclosed postage pre-paid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

•	You may vote by telephone. You may do this by following the “Vote by Telephone” instructions on your proxy card.

•	You may vote on the internet. You may do this by following the “Vote by Internet” instructions on your proxy card.

You may vote in person at the meeting.

If you attend the Annual Meeting, you may complete the ballot we will pass out to any stockholder who wants to vote at the meeting. However, if you hold your shares in street name, you must request a proxy from your stockbroker in order to vote at the meeting.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts at our transfer agent or with stockbrokers. Please complete and return all proxy cards to ensure that all your shares are voted.

Q:	What if I change my mind after I return my proxy?

A:	You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	Sending a signed statement to the Company that the proxy is revoked. (You may send such a statement to the Company’s Secretary at its corporate headquarters, at the address listed on the Notice of Meeting), or

•	Signing another proxy with a later date, or

•	Voting at the Annual Meeting.

Your proxy will not be revoked if you attend the meeting but do not vote.

Q:	Will my shares be voted if I do not sign and return my proxy card?

A:	If your shares are registered in your name, they will not be voted unless you submit your proxy card, or vote in person at the meeting. If your shares are held in street name, your bank, brokerage firm or other nominee, under certain circumstances, may vote your shares.

Brokerage firms, banks and other nominees may vote customers’ unvoted shares on “routine” matters. Generally, a broker may not vote a customer’s unvoted shares on non-routine matters without instructions from the customer and must instead submit a “broker non-vote.” A broker non-vote is counted toward the shares needed for a quorum, but it is not counted in determining whether a matter has been approved.

Q:	Who will count the votes?

A:	Employees of Computershare Investor Services will tabulate the votes. Additionally, stockholders vote at the meeting by casting ballots (in person or by proxy), which are tabulated by a person who is appointed by our Board before the meeting to serve as inspector of election at the meeting and who has executed and verified an oath of office.

Q:	How many shares must be present to hold the meeting?

A:	To hold the meeting and conduct business, a majority of Acclaim’s outstanding voting shares as of December 12, 2003 must be present at the meeting. On this date, a total of 113,234,491 shares of common stock were outstanding and entitled to vote. Shares representing a majority, or 56,617,247 votes must be present. This is called a quorum.

Votes are counted as present at the meeting if the stockholder either:

•	Is present and votes in person at the meeting, or

•	Has properly submitted a proxy card.

Q:	How many votes must the nominees have to be elected as Directors?

A:	The seven nominees receiving the highest number of “For” votes will be elected as Directors. This number is called a plurality.

Q:	What happens if one or more of the nominees is unable to stand for re-election?

A:	The Board may reduce the number of Directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card, Gregory E. Fischbach, James R. Scoroposki and/or Gerard F. Agoglia can vote your shares for a substitute nominee. They cannot vote for more than seven nominees.

Q:	How are votes counted?

A:	You may vote either “For” each nominee or withhold your vote. You may vote “For”, or “Against” or “Abstain” on the proposal for ratification of the independent auditors.

If you abstain from voting on the auditors, your vote will be counted for the purposes of a quorum, but will not be counted as a vote for or against this proposal.

If you sign and return your proxy without voting instructions, your shares will be counted as a “For” vote in favor of each nominee and in favor of each proposal.

Q:	Who will pay for this proxy solicitation?

A:	The Company has retained MacKenzie Partners, Inc. to aid in the solicitation of proxies. MacKenzie Partners, Inc. will receive a fee not to exceed $7,500, as well as reimbursement for certain out of pocket expenses incurred by them in connection with their services, all of which will be paid by the Company. In addition, officers, directors and regular employees may solicit proxies by mail, telephone, telegraph and personal interview, for which no additional compensation will be paid. The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. The Company may reimburse persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to their principals.

Q:	Where do I find the voting results of the meeting?

A:	We will announce preliminary voting results at the meeting. We will publish the final results in our annual report on Form 10-K for fiscal 2004. We will file that report with the Securities and Exchange Commission, and, once filed, you can get a copy by contacting our Investor Relations Department at (516) 656-5000 or the SEC at (800) SEC-0330 for the location of its nearest public reference room. You can also get a copy on the Internet at www.acclaim.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.

PROPOSALS TO BE VOTED ON

1.	Election of Directors

Nominees for re-election this year are:

•	Gregory E. Fischbach

•	James R. Scoroposki

•	Kenneth L. Coleman

•	Bernard J. Fischbach

•	Robert H. Groman

•	James Scibelli

•	Michael Tannen

THE BOARD RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES.

Each of the nominees are presently a Director of the Company and have consented to serve a one-year term.

2.	Approval of the Issuance, Upon the Conversion of the Notes and the Exercise of the Warrants, of up to 32,000,000 Shares of our Common Stock at a Discount to the Market Price, in accordance with the Note Offering.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS ISSUANCE.

3.	Approval Pursuant To Nasdaq Marketplace Rule 4350(I)(1)(D) for The Issuance Of Shares At Prices Below The Then Current Market Price in Future Capital Raising Transactions

To authorize the Board of Directors, in the three month period commencing with the date of the meeting, to issue, in connection with capital raising transactions, up to 50,000,000 shares of common stock or preferred stock, warrants, notes, securities or other rights convertible into common stock, in the aggregate, in excess of the number of shares that NASDAQ’s Rule 4350(i)(1)(D) permits the Company to issue in such transactions without prior stockholder approval. Issuance of all such 50,000,000 shares shall be for an aggregate consideration of not less than $25,000,000 (or such proportionately lower amount depending upon the number of securities actually issued by us) and at an exercise price not less than 75% of the market price of the common stock at the time of entering into the transactions and upon such terms as the Board of Directors shall have deemed to be in the best interests of the Company;

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE APPROVAL FOR THE POTENTIAL ISSUANCE OF THE SHARES.

4.	Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 300,000,000.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS ISSUANCE.

5.	Approval of an Increase from 15,442,143 to 25,442,143 the Number of Shares with Respect to Which Options or Other Awards May Be Granted Under the Company’s 1998 Stock Incentive Plan.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

6.	Approval of the issuance of 1,500,000 shares of common stock to the Acclaim Entertainment Employee Benefits Trust, for the benefit of Rodney Cousens, our new Chief Executive Officer.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS ISSUANCE.

7.	Ratification of the Appointment of KPMG LLP, Independent Auditors

KPMG LLP has audited the financial statements of Acclaim and its consolidated subsidiaries since fiscal year 1996. The Board has appointed them for fiscal year 2004.

Representatives of KPMG LLP have direct access to members of the Audit Committee and the Board. Representatives of KPMG LLP will attend the meeting in order to respond to appropriate questions from stockholders, and may make a statement if they desire to do so.

Ratification of the appointment of KPMG LLP as our auditors is not required by our bylaws or otherwise. The Board has determined to submit this proposal to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee and the Board will review their future selection of auditors. Even if the appointment is ratified, the Audit Committee and the Board may, in their discretion, direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interest of our Company and the stockholders.

THE BOARD RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF KPMG LLP.

8.	Other Business

The Board knows of no other business for consideration at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 10, 2003 (except as otherwise indicated) with respect to the number of shares of common stock beneficially owned by each person who is known to the Company to be a beneficial owner of more than 5% of the common stock, the number of shares of common stock beneficially owned by each director and nominee for director of the Company, each Named Executive Officer of the Company, and all current executive officers and directors of the Company as a group. Except as otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder.

Name and Address of Beneficial Owner	Amount Beneficially Owned(1)		Percent of Common Stock Outstanding
Directors and Executive Officers:
Gregory E. Fischbach One Acclaim Plaza Glen Cove, NY 11542	11,617,896	(2)(13)	10.0%

James R. Scoroposki One Acclaim Plaza Glen Cove, NY 11542	12,779,388	(3)(13)	10.9%

Rodney Cousens 112-120 Brompton Road London, England SW3 1JJ	1,686,335	(4)	1.5%

Gerard F. Agoglia 135 Meadowview Drive Trumbull, CT 06611	673,000	(5)	*

Kenneth L. Coleman 2011 North Shoreline Blvd. Mountain View, CA 94043	103,750	(6)	*

Bernard J. Fischbach 1875 Century Park East, Suite 850 Los Angeles, CA 90067	675,026	(7)	*

Robert Groman 196 Peachtree Lane Roslyn Heights, NY 11577	245,000	(8)	*

James Scibelli One Hollow Lane, Suite 208 Lake Success, NY 11042	182,000	(9)	*

Michael Tannen 90 Riverside Drive, Apt. 5B New York, NY 10024	129,000	(10)	*

All current executive officers and directors as a group (9 persons)	27,706,291	(11)	22.4%

Name and Address of Beneficial Owner	Amount Beneficially Owned(1)		Percent of Common Stock Outstanding

5% (or more) Stockholders:

Mellon Financial Corporation One Mellon Bank Center Pittsburgh, PA 15258	6,584,534	(12)	5.8%

Alexandra Global Master Fund, Ltd. 767 Third Avenue, 39th Floor New York, NY 10017	10,336,462	(14)	9.1%

*	Less than 1% of class.

(1)	Includes shares issuable upon the exercise of warrants and options which are exercisable within the next 60 days.

(2)	Includes 3,508,161 shares issuable upon the exercise of warrants and options, 72,552 shares held as co-trustee of trusts for the benefit of Mr. Scoroposki’s children and 156,276 shares held by Mr. G. Fischbach in trust for the benefit of his children. Shares held in trust are only included once in the computation of shares beneficially owned by current executive officers and directors as a group.

(3)	Includes 3,508,161 shares issuable upon the exercise of warrants and options, 156,276 shares held as co-trustee of trusts for the benefit of Mr. G. Fischbach’s children and 72,552 shares held by Mr. Scoroposki in trust for the benefit of his children. Shares held in trust are only included once in the computation of shares beneficially owned by current executive officers and directors as a group.

(4)	Includes 1,550,834 shares issuable upon the exercise of options.

(5)	Includes 673,000 shares issuable upon the exercise of options

(6)	Includes 93,750 shares issuable upon the exercise of options.

(7)	Represents 518,750 shares issuable upon the exercise of options and 156,276 shares held as co-trustee of trusts for the benefit of Mr. G. Fischbach’s children. Shares held in trust are only included once in the computation of shares beneficially owned by current executive officers and directors as a group.

(8)	Represents shares issuable upon the exercise of options.

(9)	Represents shares issuable upon the exercise of warrants and options.

(10)	Includes 129,000 shares issuable upon the exercise of options.

(11)	Includes 10,404,656 shares issuable upon the exercise of warrants and options. Shares held in trust are only included once in the computation of shares beneficially owned by current executive officers and directors as a group.

(12)	Information in respect of the beneficial ownership of Mellon Financial Corporation and its affiliates and subsidiaries has been derived from its schedule 13G, dated January 14, 2003, filed on its behalf with the Securities and Exchange Commission.

(13)	2,000,000 shares to each of Messrs. Fischbach and Scoroposki are subject to stockholder ratification prior to their issuance and are being counted for purposes of calculating beneficial ownership, however, such shares can not be voted until such time as stockholder approval has been obtained.

(14)	Information in respect of the beneficial ownership of Alexandra Global Master Fund, Ltd. has been derived from its schedule 13G, dated October 6, 2003, filed with the Securities and Exchange Commission.

PROPOSAL NO. 1:    ELECTION OF DIRECTORS

Seven directors will be elected at the meeting to serve for a term of one year and until their respective successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a plurality of the votes of shares of our common stock present in person or represented by proxy at the meeting. At this time, the Board knows of no reason why any nominee would be unable to serve. There is no arrangement or understanding between any director and any other person pursuant to which such person was or is to be selected as a director, except that, pursuant to the employment agreements entered into with each of Messrs. G. Fischbach and Scoroposki, the Company is obligated to use its best efforts to ensure that each of them continue to be elected as a Director and, pursuant to Mr. Cousens’ employment agreement, Acclaim Entertainment Limited (“AEL”), a wholly-owned subsidiary of Acclaim, has agreed that, if the Company shall appoint a new outside director to the Board, AEL shall nominate Mr. Cousens to the Board, subject to approval of our stockholders.

Vote Required

Proposal 1 requires the affirmative vote of a plurality of the shares of our common stock represented in person or by proxy at the meeting, entitled to vote thereon, provided a quorum is present. Votes may be cast in favor or withheld with respect to each nominee. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such proposal and, therefore, will not affect the outcome of the vote on this proposal. Brokers have discretionary authority to vote for nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF THE SEVEN NOMINEES NAMED BELOW TO THE BOARD OF DIRECTORS.

Name of Nominee	Principal Occupation	Age	Year Became a Director
Gregory E. Fischbach	Co-Chairman of the Board	61	1987

James R. Scoroposki	Co-Chairman of the Board, Senior Executive Vice President, Secretary and Treasurer	55	1987

Kenneth L. Coleman	Retired Senior Vice President, Silicon Graphics, Inc.	61	1997

Bernard J. Fischbach	Attorney	58	1987

Robert H. Groman	Attorney	61	1989

James Scibelli	President, Roberts & Green, Inc.	53	1993

Michael Tannen	Chief Executive Officer and President, Tannen Media Ventures, Inc.	63	1989

BOARD OF DIRECTORS

BIOGRAPHIES

Gregory E. Fischbach, a founder of our Company, served as our President from our formation until October 1996 and then again from January 1999 through December 2001. Mr. Fischbach also served as our Chief Executive Officer from our formation through June 1, 2003. Mr. Fischbach has been a member of our Board of Directors since 1987 and our Co-Chairman of our Board of Directors since March 1989. Mr. Fischbach remains as Co-Chairman of our Board of Directors.

James R. Scoroposki, a founder of our Company, has been our Senior Executive Vice President since December 1993, a member of our Board of Directors since 1987, Co-Chairman of our Board of Directors since March 1989 and our Secretary and Treasurer since our formation. Mr. Scoroposki was also our Chief Financial Officer from April 1988 to May 1990, Executive Vice President from our formation to November 1993 and acting Chief Financial and Accounting Officer from November 1997 to August 1999. Since December 1979, he has also been the President and sole shareholder of Jaymar Marketing Inc., a sales representative organization. See “Certain Relationships and Related Transactions.”

Kenneth L. Coleman has been a member of the Board of Directors since July 1997. Mr. Coleman was Executive Vice President of Global Sales, Service and Marketing for Silicon Graphics, Inc. (SGI), a $2.3 billion computer systems company. In his 14-year career at SGI, Mr. Coleman held several senior management positions including Senior Vice President of Global Services and Senior Vice President of Administration and Business Development. Since 2002, Mr. Coleman was the founder of ITM Software and serves as its Chairman and CEO. Since January 1998, Mr. Coleman has served as a director of MIPS Technologies, Inc., a licensor of microprocessor architecture, in Mountain View, California. Since 2001, he has served as a director of United Online, Inc. a provider of value-priced Internet access through its NetZero, Juno and BlueLight Internet consumer brands, in Westlake Village, California. Since 2003, he served as a director of City National Bank, which provides banking, trust and investment services in Southern California, the San Francisco Bay Area and New York City.

Bernard J. Fischbach has been a member of our Board of Directors since 1987 and has, for more than the preceding five years, been a partner in the law firm of Fischbach, Perlstein & Lieberman LLP (and its predecessor firms) in Los Angeles, California.

Robert H. Groman has been a member of our Board of Directors since 1989 and has, for more than the preceding five years, been a partner in the law firm of Groman, Ross & Tisman, P.C. (and its predecessor firms) in Long Island, New York. See “Certain Relationships and Related Transactions.”

James Scibelli has been a member of our Board of Directors since 1993 and has, since March 1986, served as president of Roberts & Green, Inc., a New York financial consulting firm offering a variety of financial and investment consulting services. Mr. Scibelli is also a member of RG Securities LLC, a licensed broker-dealer in New York. See “Certain Relationships and Related Transactions.”

Michael Tannen has been a member of our Board of Directors since 1989 and has, for more than the preceding five years been the Managing Partner of Tannen Media Investment Fund LLC, an investment company specializing in early stage investments in media, entertainment and telecommunications companies. Acting on his own and through Tannen Media Ventures, Inc., a media investment company, he has been a business advisor, consultant and producer representing various media companies.

COMMITTEES OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of four non-employee Directors, Messrs. Scibelli (chair), Coleman, Groman and Tannen. Each Director is independent under the applicable Nasdaq rules, with the exception of Mr. Scibelli (who received compensation from the Company in connection with his investment banking services in several financing transactions during our 2001 fiscal year, but who pursuant to Nasdaq rules was authorized by the Board of Directors to serve on the Audit Committee given his extensive knowledge of our operations and our industry as well as his extensive background in finance). See “Certain Relationships and Related Transactions.” The Audit Committee functions pursuant to a written charter which was adopted by the Board of Directors during our 2000 fiscal year, and which was amended by the Audit Committee and adopted by the Board of Directors in November of 2002. The Audit Committee has such powers as may be assigned to it by the Board of Directors from time to time. It is currently charged with, among other things:

•	recommending to the Board of Directors the engagement or discharge of our independent public accountants, including pre-approving all audit and non-audit related services;

•	the appointment, compensation, retention and oversight of the work of the independent auditor engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	approving the scope of the financial audit;

•	requiring the rotation of the lead audit partner;

•	consulting regarding the completeness of our financial statements;

•	reviewing changes in accounting principles;

•	reviewing the audit plan and results of the auditing engagement with our independent auditors and with the officers of Acclaim;

•	reviewing with the officers of Acclaim, the scope and nature and adequacy of Acclaim’s internal accounting and other internal controls and procedures;

•	reviewing the adequacy of the Audit Committee Charter at least annually;

•	meeting with our Internal Auditor, when the position is filled, on a regular basis;

•	establishing and maintaining procedures regarding complaints related to accounting, internal accounting controls or auditing matters from Acclaim personnel;

•	performing an internal evaluation of the Audit Committee on an annual basis; and

•	reporting, in writing, to the Board of Directors on the Audit Committee’s activities, conclusions and recommendations.

During our 2003 fiscal year, the Audit Committee met on three occasions and acted by written consent on one occasion.

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is comprised of three non-employee Directors, Messrs. Coleman (chair), Tannen and Scibelli. The Compensation Committee functions pursuant to a written charter which was adopted by the Board of Directors in November of 2002. The Compensation Committee has such powers as may be assigned to it by the Board of Directors from time to time. It is currently charged with, among other things, reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation, determining compensation packages for our Chief Executive Officer and our Senior Executive Vice President, establishing salaries, bonuses and other compensation for our executive officers and administering our Company’s 1998 Stock Incentive Plan, 1988 Stock Option Plan, 1998 Employee Stock Purchase Plan, and 1995 Restricted Stock Plan, evaluating the performance of the Compensation Committee at least annually, and recommending to the Board changes to the plans, as necessary. During our 2003 fiscal year, the Compensation Committee met on two occasions and acted by written consent on five occasions.

The Executive Committee of the Board of Directors (the “Executive Committee”), is comprised of one employee Director and two non-employee Directors, Messrs. Scoroposki (chair), Coleman and Scibelli. The Executive Committee has such powers as may be assigned to it by the Board from time to time. It is currently charged with, among other things, recommending to the Board the criteria for candidates to the Board of Directors, the size of the Board of Directors, the number of committees of the Board of Directors and their sizes and functions, and the nomination and selection of candidates for positions as Board and committee members and the rotation of committee members. In addition, the Executive Committee is responsible for establishing and implementing an evaluation process for the Chief Executive Officer and the Board of Directors and periodically assessing the overall composition of the Board of Directors to ensure an effective membership mix and, when appropriate, recommending to the Board of Directors a chief executive officer succession plan and succession process. The Executive Committee did not meet during fiscal 2003.

In accordance with Nasdaq rules, the independent directors of the Board of Directors are charged with approving nominations for candidates for director, including determining the appropriate qualifications and experience required of such candidates.

Acclaim will consider for election to its Board of Directors a nominee recommended by a stockholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) directorships currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary.

During fiscal 2003, the Board of Directors met on seven occasions and acted by written consent on one occasion. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors of which such director is a member.

Messrs. Gregory E. Fischbach and Bernard J. Fischbach are brothers. There is no family relationship among any of our other directors or executive officers.

DIRECTORS’ COMPENSATION

Messrs. G. Fischbach and Scoroposki are not paid additional compensation for their services as Directors. Non-employee Directors receive (i) a $16,000 annual fee, (ii) reimbursement of their expenses for attending meetings of the Board of Directors and its committees and (iii) an automatic annual grant of options to purchase 18,750 shares of common stock under our 1998 Stock Incentive Plan. In addition, non-employee directors receive a per diem in the amount of $1,000 for each of the following: (a) attendance (in person or by phone) at regularly scheduled board and committee meetings, (b) chairing a committee meeting, and (c) attendance (and/or chairing, as applicable) in person of a special board or special committee meetings and the attendance by telephone at such special meetings, if such meetings last one hour or more. Also, members of the Executive Committee who are non-employee directors and who conduct certain services in connection with leading the search for board and/or officer candidates are entitled to receive $1,000 for each full day (or significant portion thereof) such services are rendered to Acclaim. In addition, options may be granted under our 1998 Stock Incentive Plan to non-employee directors who render services to Acclaim and who are not also members of the Compensation Committee or the Audit Committee; however, we did not issue such options during our 2003 fiscal year, nor do we have any present intention to do so in the future.

EXECUTIVE OFFICERS OF THE COMPANY

The following sets forth certain information concerning our named executive officers (other than Messrs. Fischbach and Scoroposki):

Rodney Cousens, 52, Rodney Cousens was appointed our President and Chief Executive Officer in June of 2003. Prior to that time, Mr. Cousens has held positions within the Company of Chief Operating Officer and President of the Company since January of 2003, President and Chief Operating Officer—International of Acclaim Europe, since October 1996. Additionally, from June 1994 to October 1996, Mr. Cousens held the position of President of Acclaim Europe, and from March 1991 to June 1994, Mr. Cousens held the position of Vice President of Acclaim Europe. Mr. Cousens first became an executive officer of the Company in August 1998.

Gerard F. Agoglia, 52, became an executive officer of Acclaim in August 2000, when he joined Acclaim as Executive Vice President and Chief Financial Officer. Formerly, Mr. Agoglia was Senior Vice President, Chief Financial Officer of Lantis Eyewear Corporation, responsible for strategic initiatives including several successful acquisitions. Prior to such time, Mr. Agoglia served as Corporate Controller of Calvin Klein, Inc. Mr. Agoglia has over 20 years of corporate financial management experience in the apparel and accessories industries. Mr. Agoglia is a Certified Public Accountant and has a Masters of Business Administration degree.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Acclaim’s Directors and executives officers, and persons who own more than ten percent (10%) of a registered class of Acclaim’s equity securities, to file reports of ownership and changes in ownership of our common stock and other equity securities of Acclaim. We have adopted procedures to assist our Directors and executive officers in complying with these requirements, which procedures include assisting Directors and executive officers in preparing forms for filing.

To Acclaim’s knowledge, based solely upon a review to such reports furnished to us and written representations that no other reports were required, we believe that during our fiscal year ended March 31, 2003, all Section 16(a) filing requirements applicable to our Directors and executive officers were completed in a timely manner.

SUMMARY COMPENSATION TABLE

EXECUTIVE COMPENSATION

The following table summarizes all plan and non-plan compensation awarded to, earned by or paid to (i) our Chief Executive Officer and (ii) our most highly paid executive officers, other than our Chief Executive Officer, who in each case were serving as executive officers during and at the end of the last completed fiscal year ended March 31, 2003 (together, the “Named Executive Officers”). Please note that during our 2003 fiscal year, we changed our fiscal year end from August 31 to March 31. Accordingly, the compensation amounts contained in this table reflect the seven month period from September 1 to March 31 for fiscal 2003. In each case, the compensation was for the services rendered in all capacities to Acclaim and its subsidiaries for each of Acclaim’s last four fiscal years:

Name and Principal Position	Year	Salary		Bonus		No. of Securities Underlying Options	All Other Compensation*
Gregory E. Fischbach	2003	$452,083		$—		—	$27,553	(5)
Co-Chairman	2002	775,000		—		200,000	56,247
	2001	775,000		497,633		—	54,804
	2000	775,000		—		100,000	51,758

James R. Scoroposki	2003	$291,667		$—		—	$21,133	(5)
Co-Chairman, Senior Executive	2002	500,000		—		200,000	35,272
Vice President, Secretary and Treasurer	2001	500,000		421,074		—	34,332
	2000	500,000		—		100,000	12,256

Rodney Cousens	2003	$410,121	(1)	$800,000		400,000	$95,292	(2)
President and Chief Executive Officer	2002	674,064	(1)	492,770	(3)	175,000	154,027	(2)
	2001	643,210	(1)	215,550		300,000	146,075	(2)
	2000	628,400	(1)	—		50,000	144,825	(2)

Gerard F. Agoglia(4)	2003	$216,417		$—		425,000	$7,000
Executive Vice President and	2002	371,000		120,000		135,000	12,000
Chief Financial Officer	2001	350,000		87,500		100,000	12,000
	2000	—	(4)	137,500	(4)	250,000	—

*	Includes dollar values of insurance premiums paid by Acclaim during the fiscal year with respect to term life insurance for the benefit of the Named Executive Officers.

(1)	Of such amount $132,299 in Fiscal 2003, $217,443 in fiscal 2002, $207,490 in fiscal 2001 and $176,302 in fiscal 2000 represents a contribution by Acclaim to the Acclaim Entertainment Employee Benefits Trust (the “Trust”), which was established for the benefit of the employees at AEL. The Trust is directed by a trustee who has the sole discretion to deliver all payments made into the Trust to one or more employees of AEL. Acclaim may request, but does not have the power to direct the Trust to deliver payments to any particular employee. Acclaim has delivered a letter to the trustee requesting that payment of the indicated amount be made to Mr. Cousens. The trustee may choose the method of payment and may not necessarily comply with Acclaim’s request. No individual employee of AEL has any entitlement to amounts held by the Trust until the trustee designates a payment to an individual employee. At this time, no such payments have been designated by the trustee to any employee of AEL.

(2)	Of such amount, $60,565 in Fiscal 2003, $99,543 in fiscal 2002 and $94,987 in fiscal 2001 represent contributions made by Acclaim on behalf of Mr. Cousens under a statutory U.K. pension plan.

(3)	Such amount was paid to the Trust. See footnote 1 above.

(4)

The named executive officer was appointed an executive officer of Acclaim in August 2000 when he joined us as Executive Vice President and Chief Financial Officer. During fiscal 2000, Mr. Agoglia’s compensation consisted of $50,000 representing a signing bonus, and $87,500 representing one-half of his guaranteed bonus. No salary was earned by or paid to Mr. Agoglia in fiscal 2000 as he commenced employment with us on August 28, 2000. See “Employment Contracts, Termination or Employment and Change in Control Arrangements.”

(5)	In accordance with Item 402(a) of Regulation S-K, please refer to Proposal 3 for additional information on other compensatory matters.

No other annual compensation, other compensation, stock appreciation rights or long-term incentive plan awards (all as defined in the proxy regulations promulgated by the Securities and Exchange Commission) were awarded to, earned by, or paid to the Named Executive Officers during any of Acclaim’s last four fiscal years.

Option Grants in Last Fiscal Year

The following table sets forth information with respect to grants of options to purchase shares of common stock pursuant to the 1998 Plan to our Named Executive Officers during fiscal year 2003:

	Individual Grants Number of Securities Underlying Options Granted		Percentage of Total Options Granted to Employees in Fiscal Year	Per Share Exercise Price	Market Price on the Date of Grant		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
								5%	10%
Gregory E. Fischbach	—		0%	$—	—		—	$—	$—
James R. Scoroposki	—		0%	—	—		—	—	—
Rodney Cousens	400,000	(1)	9.20%	0.43	0.49	(5)	03/17/13	80,708	231,224
Gerard F. Agoglia	150,000	(2)	3.45%	1.19	1.19		03/03/12	—	—
	275,000	(4)	6.32%	0.43	0.49	(5)	03/17/13	55,486	158,966

(1)	Options to purchase 400,000 shares of common stock were granted to Mr. Cousens under the 1998 Plan in March 2003. Such options are currently exercisable in full.

(2)	An option to purchase 150,000 shares of common stock was granted to Mr. Agoglia under the 1998 Plan in November 2002. Such options become exercisable in three installments, with the first installment occurring six months after the date of grant and then the other two installments becoming exercisable on the second and third anniversaries of the date of the grant.

(3)	These figures were calculated assuming the price of the common stock increased from $0.39 per share (the closing sale price of a share of our common stock on March 31, 2003) at compound rates of 5% and 10% per year for ten years.

(4)	An option to purchase 275,000 shares on common stock was granted to Mr. Agoglia under the 1998 Plan in March of 2003. Such options are currently exercisable in full.

(5)	These options were granted at an exercise price of 85% of the closing price of our common stock on the date of the option grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

The following table sets forth information with respect to each exercise of stock options during fiscal 2003 by our named executive officers and the value as of March 31, 2003 of unexercised stock options held by our named executive officers:

	Number Shares Acquired on Exercise	Value Realized	No. of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End*
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Gregory E. Fischbach	—	$—	800,000	200,000	$—	$—
James R. Scoroposki	—	—	800,000	200,000	—	—
Rodney Cousens	—	—	1,450,834	316,666	—	—
Gerard F. Agoglia	—	—	506,333	390,000	—	—

*	Fair market value of securities underlying the options at fiscal year end minus the exercise price of the options.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND

CHANGE-IN-CONTROL ARRANGEMENTS

Acclaim has employment agreements with each of Gregory E. Fischbach and James R. Scoroposki, for terms that expired in August 2003. The Company’s Board of Directors approved and each of them have agreed to an extension of the term of these agreements for a period of two (2) years to August 2005.

The agreements with Messrs. G. Fischbach and Scoroposki provide for annual base salaries of $775,000 and $500,000, respectively, for the term of the agreements. In addition, each of the agreements provides for annual bonus payments to Mr. G. Fischbach in an amount equal to 3.25%, and to Mr. Scoroposki in an amount equal to 2.75%, of the Company’s net pre-tax profits for each fiscal year. The agreement with Mr. Scoroposki specifically allows him to devote that amount of his business time to the business of a sales representative organization controlled by him as does not interfere with the services to be rendered by him to Acclaim. The sales representative organization under his control has officers and employees who oversee its operations. Mr. Scoroposki attends board meetings of such organization but has no active involvement in its day-to-day operations. See “Certain Relationships and Related Transactions.” Under the agreements, Acclaim provides each of Messrs. Fischbach and Scoroposki with $2 million term life insurance and disability insurance.

If the employment agreement of either of Messrs. G. Fischbach or Scoroposki is terminated within one year after the occurrence of a change in control of the Company (other than a termination for cause) or if either of Messrs. G. Fischbach or Scoroposki terminates his employment agreement upon the occurrence of both a change in control of the Company and a change in the circumstances of his employment, he would be entitled to receive severance benefits in an amount equal to the total of (i) three years’ base salary and (ii) three times the largest bonus paid to him for the three fiscal years immediately preceding any such termination of his employment.

Each of the agreements with Messrs. G. Fischbach and Scoroposki provides that, in the event of a change in control of the Company and a change in the circumstances of his employment, all options previously granted to each of them shall vest and become immediately exercisable and Acclaim has agreed to indemnify each of them against any excise taxes imposed on such executive by section 4999(a) of the Internal Revenue Code of 1986, as amended, including all applicable taxes on such indemnification payment.

In addition, at the end of their respective terms, if the agreements with each of Messrs. G. Fischbach and Scoroposki are not renewed on substantially similar terms, the executive would be entitled to receive severance benefits in an amount equal to the total cash compensation paid to him during the 12-month period immediately preceding such termination of his employment.

AEL has an employment agreement with Rodney Cousens providing for Mr. Cousens’ employment as AEL’s President and Chief Operating Executive. Pursuant to Mr. Cousens’ agreement, AEL or Mr. Cousens may terminate the agreement by giving the other not less than six months’ prior written notice after January 2002, unless terminated earlier by AEL for cause. The agreement with Mr. Cousens provides for an annual base salary of UK£366,000 for the term of the agreement, subject to annual increases of not less than 10%. The Company is currently revising Mr. Cousens’ employment agreement to reflect his new role with the Company as Chief Executive Officer and President.

If Mr. Cousens’ employment is terminated (other than a termination for cause) within one year after the occurrence of a change in control of the Company or if Mr. Cousens terminates his employment agreement upon the occurrence of both a change in control of the Company and a change in the circumstances of his employment, he would be entitled to receive severance benefits in an amount equal to the total of (i) three years’ base salary and (ii) three times the largest bonus paid to him for the three fiscal years immediately preceding any such termination of his employment. In the event Mr. Cousens’ employment is terminated by him after the occurrence of a change in control of the Company and a change in the circumstances of his employment, all options previously granted to Mr. Cousens shall vest and become immediately exercisable.

In January 2003, the employment agreement between the Company and Edmond Sanctis, the Company’s then President of its North American Operations, was terminated. In connection with this employment agreement, we had loaned Mr. Sanctis $300,000 under a promissory note for the purpose of purchasing a new residence. The promissory note bore interest at a rate of 6.00% per annum, which was due by December 31st of each year the promissory note remained outstanding. In January 2003, in connection with terminating the employment agreement, we forgave the unpaid principal balance of the note and the related accrued interest thereon of $302,000. Furthermore, at the time of terminating the employment agreement, we entered into a termination and release agreement that provides for, among other things, the continuation of Mr. Sanctis’ salary and benefits for a period of one (1) year from the date of the termination of his employment.

In February 2003, the employment agreement between the Company and John Ma, the Company’s then head of Strategic Planning, was terminated. At that time, we entered into a termination and release agreement with Mr. Ma that provides for, among other things, the continuation of Mr. Ma’s salary and benefits for a period of one (1) year from date of termination.

Acclaim has entered into a new employment agreement with Gerard F. Agoglia providing for Mr. Agoglia’s continued employment as Executive Vice President and Chief Financial Officer for a term expiring in June 2006 (but which renews annually without written notice by the Company or Mr. Agoglia, as the case may be). The agreement with Mr. Agoglia provides for an annual base salary of $371,000 for the term of the agreement. In addition, the agreement provides for annual bonuses in an amount up to 100% of Mr. Agoglia’s then base salary subject to the achievement by Acclaim and Mr. Agoglia of certain financial goals established by Acclaim.

If Mr. Agoglia’s employment is terminated (i) by him after the occurrence of a change in control of the Company and within one year thereafter there is a change in the circumstances of his employment, (ii) by him if Acclaim breaches a material term of the agreement, or (iii) by Acclaim other than for cause, Mr. Agoglia would be entitled to receive severance benefits in an amount equal to one year’s base salary, as well as any unpaid salary or benefits accrued through the date of termination. In addition, if Mr. Agoglia’s employment is terminated for one of the reasons set forth above, options previously granted to him would become immediately vested and exercisable for a period of 180 days from termination.

Each of the employment agreements described above prohibits disclosure of proprietary and confidential information regarding Acclaim (including AEL in the case of Mr. Cousens) and its business to anyone outside Acclaim both during and subsequent to employment. In addition, the employees agree, for the duration of their employment with Acclaim and for one year thereafter, not to engage in any competitive business activity (in the case of Mr. Cousens, for three months thereafter), nor to persuade or attempt to persuade any customer, software developer, licensor, employee or other party with whom Acclaim has a business relationship to sever its ties with the Company or reduce the extent of its relationship with Acclaim (in the case of Mr. Cousens, for six months thereafter).

BENEFIT PLANS

Acclaim does not have a pension plan. For information with respect to options granted to our Named Executive Officers of Acclaim under our 1998 Stock Incentive Plan, see “Option Grants in Last Fiscal Year” above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There were no interlocks or insider participation (as defined in the proxy regulations promulgated by the Securities and Exchange Commission) between the Board of Directors or the Compensation Committee thereof and the board of directors or compensation committees of any other company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is comprised of four non-employee Directors. Each Director is independent as required under the applicable listing requirements of the Nasdaq Stock Market with the exception of Mr. Scibelli (who received compensation from Acclaim in connection with his investment banking services in several financing transactions during our 2001 fiscal year, but who pursuant to Nasdaq rules was authorized by the Board to serve on the Audit Committee given his extensive knowledge of our operations and our industry as well as his extensive background in finance). See “Certain Relationships and Related Transactions.” The Audit Committee operates under a written charter.

Primary responsibility for the preparation, presentation and integrity of Acclaim’s financial statements lies with its senior management. Acclaim’s independent auditors are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States of America and expressing an opinion as to the conformity of the financial statements with accounting principles generally accepted in the United States of America. The function of the Audit Committee is to assist our Board of Directors in its oversight responsibilities relating to our accounting policies, internal controls and financial reporting.

The Audit Committee reviews our annual and quarterly financial statements prior to submission to the Securities and Exchange Commission, reviews and evaluates the performance of our independent accountants; consults with our independent accountants regarding internal controls and accuracy of our financial statements; recommends to the Board of Directors the selection of our independent accountants; and assesses the independence of our independent accountants.

The Audit Committee received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and considered whether the provision of non-audit services to the Company by KPMG LLP and the employment of former KPMG LLP employees by the Company is compatible with maintaining the independence of KPMG LLP. In addition the Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Additionally, the Audit Committee has discussed with management and our independent accountants the scope of the audit, our critical accounting policies, and our financial statements. On the basis of the reviews and discussions mentioned, the Audit Committee recommended that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2003 for filing with the SEC. Also based on these reviews, as well as an assessment of the past performance and the key engagement partners at KPMG LLP, the Audit Committee recommended that KPMG LLP be reappointed as Acclaim’s independent auditors for the 2004 fiscal year.

Audit Committee (2003)

James Scibelli            Kenneth L. Coleman            Robert Groman            Michael Tannen

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is charged with determining compensation packages for our Chief Executive Officer and the Senior Executive Vice President and administering our 1998 Employee Purchase Plan, 1998 Option Plan, 1998 Stock Incentive Plan and our 1995 Restricted Stock Plan. The Compensation Committee is also responsible for determining, based on recommendations made by our Chief Executive Officer and Senior Executive Vice President, compensation packages for our other executive officers.

The Compensation Committee recognizes the critical role that the current executive officers have played in our Company. Further, the Compensation Committee recognizes that the services of these same executive officers are crucial to continued success. Therefore, the primary objective of each executive’s compensation package is to provide a remuneration opportunity that will motivate and retain our key executives.

Based on this belief, the Compensation Committee adopted the following basic principles for compensating the executive, management and employee group:

•	compensation plans should reward individual and corporate achievement; and

•	short- and long-term incentives must be effectively balanced to satisfy both our short- and long-term needs.

Periodically, the Compensation Committee reviews our financial performance and the related executive pay levels of a select group of companies in the media and entertainment industries. It is the goal of the Compensation Committee that salaries for our top executives be in the 50th to 75th percentile range. If warranted by our profitability, the Compensation Committee believes that executives should have an opportunity to exceed the 75th percentile. To date, the effective mixing of annual bonuses based on pre-tax profits and stock options has contributed significantly to the retention and motivation of our executive team.

The Compensation Committee is also aware that, with the convergence of various segments of the telecommunications, consumer electronics/computer, media and entertainment industries and the growth of interactive technologies, a number of large telecommunications, consumer electronics/computer, media and entertainment companies have entered or are actively considering entering our market. Based on the potential opportunities in the growing multi-media market, these organizations have the incentives and ability to make a substantial investment in our line of business. To penetrate this market quickly, it would be necessary for them to recruit experienced key executives. Considering the limited pool of executives with the necessary experience, the Compensation Committee is concerned that our current executives would be sought after by such competitors.

In order to assess the risk of potential competing pay packages that may be offered to our key executives by large telecommunications, consumer electronics/computer, media and entertainment companies, the Compensation Committee utilized the results from previously conducted research regarding compensation practices at a select group of these companies.

Based on the results of such research and the Compensation Committee’s own knowledge of compensation packages for comparable positions at other companies, both public and private, the Compensation Committee devised pay packages that consist of three components, each designed to achieve a distinctive objective:

Base Salary provides regular compensation for services rendered at a sufficient level to retain and motivate its executive officers.

Annual Bonus provides an incentive and reward for short-term financial success. For the top two executives, annual bonuses are based solely on our net pre-tax profits. This eliminates the Compensation Committee’s discretion in determining annual bonuses. Generally, for all other employees, annual bonuses are determined based on the recommendation of our Co-Chairmen and are based primarily on our performance, the individual’s performance, the performance of the group or division in which the individual works, as well as other relevant factors.

Stock Options have been and continue to be an integral part of the pay package of our executives and employees. Options have substantially kept our key management team in place since our inception and have provided a unique compensation opportunity. The Compensation Committee believes that stock options, which are designed to focus attention on stock values, are the most effective way of aligning the long-term interests of executives, managers and employees with those of our stockholders. Options are customarily granted at prices equal to the fair market value at the date of the grant, are not exercisable until the first anniversary of the date of the grant and do not become fully exercisable until the third anniversary of the date of the grant. Options generally remain exercisable during employment until the tenth anniversary of the date of grant, which provides executives an incentive to increase stockholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years. Options are generally granted to our Co-Chairmen by the Compensation Committee and to our other executive officers and employees by the Compensation Committee, based on the recommendation of our Co-Chairmen. During fiscal 2003, the following grants of options were made to certain named executive officers (i) options to purchase 400,000 shares of common stock were granted to Rodney Cousens and (ii) options to purchase 425,000 shares of common stock were granted to Gerard Agoglia. No other options were granted to named executive officers.

The Company is subject to Section 162(m) of the Code, which limits the deductibility of certain compensation payments to its executive officers for Federal income tax purposes. The limit, which applies to a company’s chief executive officer and the four other most highly compensated executive officers, is $1 million (the “Deductibility Limit”), subject to certain exceptions. The exceptions include the general exclusion of performance-based compensation from the calculation of an executive officer’s compensation for purposes of determining whether his or her compensation exceeds the Deductibility Limit. We do not have a policy requiring the Compensation Committee to qualify all compensation for deductibility under this provision. The Compensation Committee’s current view is that any non-deductible amounts will be immaterial to our financial or tax position, and that we derive substantial benefits from the flexibility provided by the current system, in which the selection and quantification of performance targets are modified from year to year to reflect changing conditions. However, the Compensation Committee does consider the net cost to us in making all compensation decisions and will continue to evaluate the impact of this provision on our compensation programs. While we generally do not expect to pay our executive officers compensation in excess of the Deductibility Limit, the Compensation Committee also recognizes that in certain instances it may be in our interest to provide compensation that is not fully deductible.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

The Compensation Committee and the Board of Directors recognize the unique skills and experience of our Chief Executive Officer. The goal of the Compensation Committee in developing a pay package for our Chief Executive Officer was to provide a significant incentive to motivate and retain his services for a significant term. We are currently revising Mr. Cousens’ employment agreement to reflect his new role with the Company as Chief Executive Officer and President. Our current agreement with Mr. Cousens provides:

Base Salary.    Base salary of approximately $599,000 per year with an annual increase in base salary of not less than 10% provided during the term of the agreement.

Annual Bonus.    An annual bonus in an amount up to 100% of Mr. Cousens’ then base salary subject to the achievement by Acclaim and Mr. Cousens of certain financial goals established by Acclaim, if any, will be contributed to the Acclaim Entertainment Employee Benefits Trust. For further information please see page 12 under the heading “Summary Compensation Table, Executive Compensation.” The Compensation Committee believes that the bonus structure provides our Chief Executive Officer with sufficient incentive.

Stock Options.    Stock option grants are determined annually and options will generally vest equally over a three-year period. In fiscal 2003, our Chief Executive Officer received an option to purchase 400,000 shares of our common stock, which options vested immediately in full. Under the 1998 Plan, in no event will the Chief Executive Officer receive options to purchase more than 400,000 shares in any single calendar year.

Equity Compensation.     Our Board of Directors has authorized the issuance of up to 1,500,000 shares of our common stock to Mr. Cousens in connection with his appointment to the position of Chief Executive Officer. Those shares are the subject of Proposal 7. Assuming stockholder approval of Proposal 7, these shares will be issued upon Mr. Cousen’s execution of his new employment agreement with us.

Unlike most large media and entertainment companies, no pension plan is provided for the Company’s executives. The Compensation Committee believes that these programs at other companies are substantial. It believes, however, that compensation is more effectively used by the application of the components described above.

In setting the proposed compensation package associated with the new agreement with Mr. Cousen’s, a number of factors are being considered, including:

•	the total return to our stockholders as compared to competitor companies during the five years prior to the execution of the employment agreement;

•	the unique skills and experience of the Chief Executive Officer;

•	total compensation of key executives at a select group of entertainment and media companies; and

•	the importance of the Chief Executive Officer to our success and the need to provide him with a significant incentive to motivate and retain his services.

Compensation Committee (2003)

Kenneth L. Coleman            James Scibelli            Michael Tannen

PROPOSAL NO. 2:	APPROVAL OF THE ISSUANCE, UPON THE CONVERSION OF THE NOTES AND THE EXERCISE OF THE WARRANTS, OF UP TO 32,000,000 SHARES OF OUR COMMON STOCK AT A DISCOUNT TO THE MARKET PRICE, IN ACCORDANCE WITH THE TERMS OF THE NOTE OFFERING.

At the end of September and beginning of October 2003, the Company raised gross proceeds of $11,862,800 in connection with the sale, to a limited group of private investors, of its 10% Convertible Subordinated Notes (the “Notes”), due in 2010 (the “Note Offering”). As part of the terms and conditions of the Note Offering, and the amendments thereto, we agreed to solicit the vote of our stockholders, at our annual meeting, to seek authorization to adjust the conversion price of the Notes and the exercise price for the Warrants (as hereinafter described) from $0.8945 per share to $0.57 per share. Certain key factors management believes you should consider in determining whether to vote in favor of this price adjustment, and the terms of the Note Offering as amended, are summarized in the table below:

Key Factors as determined by Management for Consideration by our Stockholders	Result in the Event of a “Yes” Vote for Proposal No. 2	Result in the Event of a “No” Vote for Proposal No. 2

1. Mandatory Conversion of Debt to Equity	YES, mandatory conversion will result if: * Shareholder approval of proposal 2; * Underlying shares listed on Nasdaq; and * Effective Registration Statement covering underlying shares.	No, mandatory conversion will never be available to the Company.

2. Annual Interest Payments at 16% per annum	$590,000* * Assuming mandatory conversion with interest payment from date of issuance until shareholder approval.	$1,900,000 per year

3. Interest payment over lifetime of Notes at 16% per annum	$590,000* * Assuming mandatory conversion of Notes.	$13,300,000 over 7 years * Assumes Notes are repaid at maturity.

4. Aggregate cash outlays over the life of the Notes.	$590,000* * Assuming mandatory conversion of Notes.	$13,300,000 Interest @ 16% $11,900,000 Principal $25,200,000 * Assumes Notes are repaid at maturity.

5. Aggregate potential common stock issuances (assuming no share adjustments)	31,215,000 common shares	19,893,000 common shares

6. Company’s ability to raise additional funds with debt or other forms of financing.	Unchanged from prior to the Note Offering, requiring GMAC consent only.	Potentially diminishes Company’s ability to secure additional debt financing as it is also subject to Note Holders consent and the consent of GMAC.

7. Company Balance Sheet Impact.	The impact would be a significant reduction of the Company’s debt, without the use of cash. The increase in equity and reduction of liabilities enhances the Company’s balance sheet.	The impact would be that the Company could carry the debt liability on its financial statements, service the debt with annual interest payments of $1,900,000 equating to $13,300,000 over the life of the Notes and repayment of the Notes at maturity of $11,900,000.

Background of the Note Offering

The Original Terms of the Note Offering

The Notes issued in the Note Offering were initially convertible into 16,385,083 shares of the Company’s common stock, based upon a conversion price of $0.724 per share, and provided that if the Company obtained the authorization from its stockholders, then the conversion price for the Notes would be adjusted to $0.57 per share, a 21% discount from the $0.724 initial conversion price (the Notes would then be convertible into 20,811,930 shares of the Company’s common stock). The initial conversion price was based upon the 10 day trailing average of the Company’s common stock ending on September 23, 2003. The purchasers of the Notes also received warrants (the “Initial Warrants”) to purchase 4,096,271 shares of the Company’s common stock, at an initial exercise price of $0.724 per share, which exercise price would also be adjusted to $0.57 if stockholder approval of the Note Offering were to be obtained. If the Company did not receive stockholder approval, then additional warrants (the “Additional Warrants”) were required to be issued to the purchasers of the Notes, providing them with the right to purchase an additional 4,096,271 shares at the market price at the time of issuance. The proceeds from this financing have been added to the Company’s working capital and were used for general corporate purposes. The securities offered have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States absent registration with the SEC under the Securities Act of 1933, or an applicable exception therefrom. The Company agreed to register the shares of its common stock underlying the Notes and Initial Warrants within 120 days following the closing. In consummating the Note Offering, the Company relied upon the exemption from registration afforded in Regulation D of the Securities Act of 1933. Accordingly, the purchasers in that offering were all accredited investors and each made representations to the Company that they were accredited. The purchasers also provided customary representations and warranties to the Company in connection with the offering.

Subsequent Events

On November 12, 2003, the Company received notification from The Nasdaq Stock Market, Inc. that, in Nasdaq’s opinion, the structure of the Note Offering was not in compliance with NASD Marketplace Rule 4350(i)(1)(D). The Note Offering was structured in a manner which the Company believes complied with Nasdaq’s rules. Also, Nasdaq has advised the Company that it views our June 2003 Equity Transaction as part of the same transaction as the Note Offering for purposes of compliance with Nasdaq Rule 4350(i)(1)(D), and therefore the terms of the Note Offering must be amended in order to comply with such rule. NASDAQ Marketplace Rule 4350(i)(1)(D) requires stockholder approval prior to the sale or issuance or potential issuance of shares, or securities convertible into or exercisable for shares, equal to twenty percent (20%) or more of the Company’s common stock or twenty percent (20%) or more of the voting power of the Company outstanding before the issuance, if the effective sale price of the common stock is less than the greater of the book or market value of the common stock. Shares of the Company’s common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such capital raising transaction are considered shares issued in such transaction in determining whether the 20% limit has been reached. Management believed the delay required to arrange for a meeting of stockholders to approve a specific transaction would have jeopardized the Company’s ability to complete the financing transactions.

Nasdaq Approved Amended Terms of the Note Offering

In order to comply with Nasdaq’s determination, the Company has agreed to amend the terms of the Notes and the Initial Warrants in order to comply with Nasdaq’s interpretation of Marketplace Rule 4350(i)(1)(D) in the following way.

(A) The conversion or exercise price of both the Notes and the Initial Warrants will be changed to $0.8945 per share, which price Nasdaq advises the Company complies with its interpretation of “market price” as of the time of the Note Offering,

(B) Each investor in the Note Offering will receive additional warrants (the “Amendment Warrants”) to purchase a number of shares (4,096,271 shares in the aggregate) equal to those underlying the Initial

Warrant issued to such investor, at an exercise price of $0.8945 per share, on substantially the same terms as contained in the Initial Warrants,

(C) The provisions in the Note Purchase Agreements regarding the possible issuance of Additional Warrants, as discussed above, will be eliminated, thereby negating the potential issuance of the Additional Warrants,

(D) The exercise price of the Notes, the Initial Warrants and the Amendment Warrants will be adjusted to $0.57 per share in the event stockholder approval of the Note Offering is obtained,

(E) The investors may not convert or exercise the Notes, the Initial Warrants or the Amendment Warrants until stockholder approval is obtained for the Note Offering, or January 31, 2004, whichever is earlier, and

(F) the interest rate on the Notes will increase from 10% to 16%;

(a) the Notes, the Initial Warrants and the Amendment Warrants will contain limitations on conversion or exercise such that no holder may beneficially own more than 9.9% of the Company’s stock at any time; and

(b) in the event of a merger, or other transaction in which the Company’s stockholders are entitled to receive securities or other property with respect to their common stock, the Company or successor entity must agree that the Notes are convertible into such securities or other property and, if necessary, to register or qualify such securities or property for resale.

In connection with the aforementioned terms of the Note amendments, the consent of our primary lender is required for the adjustment of the interest rate on the Notes, and the overall transaction remains subject to the completion and execution of documentation by all parties. Additionally, the Company’s co-Chairmen, Gregory Fischbach and James Scoroposki, have agreed to vote their stock in the Company in favor of the Note Offering. NASDAQ has approved the amended terms of the Note Offering, subject to stockholder approval.

Why do we need your vote in favor of this Proposal?

In order to comply with the application of the NASDAQ rules, the Company is seeking stockholder approval for the issuance and sale of shares underlying the Notes and Warrants at a discount to the market price in accordance with the terms of the Note Offering, as amended for the reasons set forth in the table above and so that the Company will have the ability to timely enter into and close such capital raising transaction or transactions in the future. There are various reasons management may seek additional financing in the three month period following the shareholders meeting. The Company may need additional capital to fund operations and for its working capital needs, such as acquire additional products and/or licenses and provide marketing support for its products. Additionally, management has determined that an investment through the issuance and sale of equity or convertible securities would most likely provide the greatest value to the stockholders, and would be most beneficial to the Company as a whole.

As stated above in the table, the Company believes that the approval of the Note Offering, as amended, is in the best interests of the Company and its stockholders. As illustrated above, if the adjustment to the conversion and exercise prices in the Note Offering are approved, and the underlying securities from the transaction are registered under an effective registration statement and listed on the Nasdaq Stock Market, then the Company has the ability to require the Note Holders to convert these debt securities into equity, thereby alleviating the debt service on the Notes (16% interest per annum plus principal repayment). If the Note Offering is not approved, the Company does not have the ability to require the conversion of this debt to equity. Furthermore, if the Note Offering is not approved, it would result in the Company being required to pay interest on the Notes at the rate of 16% per annum for up to 7 years from the issuance of the Notes and the principal on the Notes when due. This debt service, over the life of the Notes would amount to $13,300,000, which the Company would not otherwise be required to pay if the Note Offering is approved by the stockholders and converted by the Holders into equity of the Company. Additionally, if the Note Offering is not approved, it would jeopardize the Company’s ability to obtain additional debt financing in the future as the consent of the holders of the Notes would be required, in addition to the consent of the Company’s primary lender.

No Appraisal Rights

Under Delaware law, stockholders are not entitled to appraisal rights with respect to this proposal.

Vote Required

Proposal 2 requires that the votes cast in person or by proxy by holders of our common stock favoring the proposal exceeds the votes cast by holders of our common stock opposing the proposal, provided a quorum is present. Brokers do not have discretionary authority to vote on such proposal. Abstentions will be counted as shares present for purposes of determining the presence of a quorum but will have the same effect as a vote against such proposal. The shares which are the subject of Proposal 6 will not be voted on this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL NO. 2. THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE SUCH PROXY FOR THIS PROPOSAL UNLESS IT IS MARKED OTHERWISE.

PROPOSAL NO. 3:	APPROVAL PURSUANT TO NASDAQ MARKETPLACE RULE 4350(i)(1)(D) FOR THE ISSUANCE OF SHARES AT PRICES BELOW THE THEN CURRENT MARKET PRICE IN CAPITAL RAISING TRANSACTIONS

Background

Management has recommended to the Board of Directors that, to support the Company’s actual and potential cash needs, the Company needs to avail itself of potential financing opportunities, including the private placement of its securities (“Potential Equity Investments”). Management informed the Board that the ability of the Company to offer its securities in such private placements at an offering price below the greater of the market price or book value of such securities at the time of such private placements would afford the Company greater flexibility in structuring financing transactions. However, NASDAQ Marketplace Rule 4350(i)(1)(D) requires stockholder approval prior to the sale or issuance or potential issuance of shares, or securities convertible into or exercisable for shares, equal to twenty percent (20%) or more of the Company’s common stock or twenty percent (20%) or more of the voting power of the Company outstanding before the issuance, if the effective sale price of the common stock is less than the greater of the book or market value of the common stock. Shares of the Company’s common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such capital raising transaction are considered shares issued in such transaction in determining whether the 20% limit has been reached.

On or about June 5, 2003, the Company completed a private placement of its common stock, yielding gross proceeds of $9.0 million in connection with the sale of 16,383,333 shares of its common stock (or approximately 17% of the Company’s Common Stock prior to the consummation of the private placement) to a limited group of private investors (the “June 2003 Equity Transaction”). The shares issued in the June 2003 Equity Transaction were issued at an offering price below the greater of the market price or book value of such securities at the time of such private placements. In consummating the June 2003 Equity Transaction, the Company relied upon the exemption from registration afforded in Section 4(2) of the Securities Act. Accordingly, the purchasers in that offering were all accredited investors and each made representations to the Company that they were accredited. The purchasers also provided customary representations and warranties to the Company in connection with the offering. Furthermore, the Company advised its transfer agent as to the “restricted” nature of the shares and the share certificates were legended with the appropriate Securities Act legend.

As described in Proposal 2 above, in late September and October 2003, the Company raised gross proceeds of $11,862,800 in the Note Offering. Nasdaq has advised the Company that it views the June 2003 Equity Transaction and the Note Offering as the same transaction for purposes of NASDAQ Marketplace Rule 4350(1)(D).

Potential Equity Investments

The Company has retained the same investment bankers who assisted the Company in consummating the June 2003 Equity Transaction and the Note Offering, to pursue additional equity financing. Given the uncertainty of the ultimate sales price for securities placed in any such private placement or other equity investment, and the percentage of the Company’s currently outstanding Common Stock that may be sold, the sale of shares in a Potential Equity Investment (or one or more equity transactions which NASDAQ would consider to be integrated) would result in the issuance of 20 percent or more of the outstanding voting stock of the Company and/or 20 percent or more of the voting power, at a price less than the greater of the book value or the market value of the shares. Therefore, the Company is seeking stockholder approval because the potential issuance and sale of shares would trigger the threshold requiring approval under NASDAQ Marketplace Rule 4350(i)(1)(D). The Company believes that the current capital market environment requires management to maintain maximum flexibility in order to be able to timely consummate any potential capital-raising transaction without undue delay.

The Board of Directors has the authority, without stockholder approval and in compliance with the NASDAQ rules, to authorize the issuance in each separate transaction (which is not integrated, under NASDAQ’s interpretation of its own rules, with other transactions) of up to 20% of its shares outstanding before such transaction. The Company currently has 113,234,491 shares outstanding. However, the shares and derivative securities issued in the June 2003 Equity Transaction and the convertible and derivative securities issued in the Note Offering may be integrated with any subsequent private placement by the Company where the price of the securities offered by the Company was less than the greater of the book value or the market value of the shares at the time of the transaction. The approval of Proposal No. 3 will give the Board of Directors the right to authorize the issuance of an aggregate of 50,000,000 additional shares of the Company’s common stock either as a direct issuance of common stock, or as an issuance after either the exercise or conversion of preferred stock, warrants, notes, securities or other rights convertible into common stock. These securities may not be issued for total aggregate consideration to the Company of less than $25,000,000 (or such proportionately lower amount depending upon the number of shares actually issued by us) and the purchase price or conversion price of such shares cannot be less than 75% of the then current market price. We may enter into more than one transaction within the three months period commencing for the sale of our securities in accordance with this proposal and if we issue less than 50,000,000 shares in such transaction, then the minimum aggregate consideration amount will be proportionately reduced. The Company has had preliminary discussions and received a non-binding term sheet from a potential investor for the Company. None of the terms of this term sheet have been agreed to yet by the parties, and no definitive terms have been established or determined. If such potential investment were to materialize, then the Company may, depending on the structure of the potential investment, be required to issue or reserve for issuance some of the shares of its common stock which are the subject of the increase in the Company’s authorized shares of common stock, as being voted upon in Proposal No. 4.

Below is a table which sets forth the potential issuances of our common stock in connection with this Proposal No. 3, if it is approved by our stockholders, assuming the current market price for our Common Stock, a 20% premium from current market price, a 15% premium from current market price, a 10% premium from current market price, a 15% discount from current market price and an 18% discount from current market price.

	Assumed Cash Raised	Assumed Offer Price	Additional Shares to be Issued
Market
Market Price as of 12/22/03 close	$25,000,000	$0.61	40,983,607
Premium
20% Premium From Market Price	35,000,000	0.73	47,814,208
15% Premium From Market Price	35,000,000	0.70	49,893,086
10% Premium From Market Price	25,000,000	0.67	37,257,824
Discount
15% Discount From Market Price	25,000,000	0.52	48,216,008
18% Discount From Market Price	25,000,000	0.50	50,000,000	(1)

(1)	Represents maximum shares that may be issued for gross proceeds of $25 million.

Effect of a Potential Equity Related Investment upon Existing Stockholders

Approval of Proposal No. 3 will give the Board of Directors complete discretion to determine the amount, type and terms of securities to be issued by the Company. For example, the Company may issue any one or more of common stock, preferred stock convertible to common stock, with the consent of GMAC, debt securities or other debt obligations convertible to common stock, options and warrants. A small portion of these securities may be issued to investment bankers, placement agents, financial advisors and others who assist the Company in raising capital or in financial affairs, for services rendered and not for cash investment. The Board of Directors will have discretion to determine any applicable dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters. If securities convertible into or exercisable for Common Stock are issued in a Potential Equity Investment and such securities, at the time of issuance, constitute 20% or more of the Company’s securities and/or 20% or more of the Company’s voting power outstanding prior to such issuance, then stockholder approval of the Potential Equity Investment also will constitute approval of the issuance of shares of Common Stock upon conversion of such securities, and no additional approval will be solicited.

It is expected that any such securities, at the time of their issuance, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state or foreign country. The securities will be offered and sold in reliance on Regulation D or another applicable exemption. Any shares of Common Stock issued pursuant to such an offering may not be offered or sold absent Registration or an applicable exemption from registration. However, it is also likely that the terms of any proposed equity transactions will require, as they have in the past, the Company to register the shares of Common Stock for resale by the investors after closing of the investment.

Any transaction requiring approval by stockholders under NASDAQ Rule 4350(i)(1)(D), would be likely to result in a significant increase in the number of shares of common stock of the Company outstanding on a fully-diluted basis, and current stockholders will own a smaller percentage of the outstanding Common Stock of the Company. If convertible preferred stock, convertible debt or another senior security is issued in the Potential Equity Investment, the holders of the shares of such preferred stock, debt or senior security will have claims on the Company’s assets and other rights superior to holders of common stock. Stockholders should note that the Board of Directors has the authority under the Company’s certificate of incorporation to issue up to 1,000,000 shares of preferred stock in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Board of Directors determines.

In addition, stockholders may experience potential dilution in the market price of the Company’s shares as a result of issuances of shares of Common Stock at prices below the current market price. Such issuance could cause the market price of the Company’s shares to remain at or decline below their current levels.

No Appraisal Rights

Under Delaware law, stockholders are not entitled to appraisal rights with respect to this proposal.

Vote Required

Proposal 3 requires that the votes cast in person or by proxy by holders of our common stock favoring the proposal exceeds the votes cast by holders or our common stock opposing the proposal, provided a quorum is present. Brokers do not have discretionary authority to vote on such proposal. Abstentions will be counted as shares present for purposes of determining the presence of a quorum but will have the same effect as a vote against such proposal. The shares which are the subject of Proposal 3 will not be voted on this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL NO. 3. THE PERSONS NAMED IN THE ACCOMPANYING PROXY OR THEIR SUBSTITUTES WILL VOTE SUCH PROXY FOR THIS PROPOSAL UNLESS IT IS MARKED OTHERWISE.

PROPOSAL NO. 4:	AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

The Company’s Certificate of Incorporation presently authorizes the issuance of 200,000,000 shares of Common Stock. In June 2003, the Company issued 16,383,333 shares of Common Stock in a private placement to a group of investors. Additionally, in October 2003 the Company issued convertible promissory notes and warrants which could convert or be exercisable into up to 25,000,000 shares of the Company’s common stock. As of November 10, 2003 113,234,491 shares were issued and outstanding, 13,551,634 shares were reserved for issuance upon the exercise of employee and director stock options, 2,448,425 shares were reserved for issuance in connection with employee purchases under the 1998 Purchase Plan and 11,333,739 shares were reserved for issuance upon, among other things, the exercise of outstanding warrants. Accordingly, there are currently very few authorized shares remaining that are either unissued or not already reserved for future issuance.

The Board of Directors of the Company has determined that it is in the best interest of the Company and its stockholders to adopt and approve an amendment (the “Charter Amendment”) to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 200,000,000 shares to 300,000,000 shares. Accordingly, on November 4, 2003 the Board of Directors adopted a resolution setting forth the Charter Amendment proposed. The authorization of an additional 100,000,000 shares of Common Stock is necessary to provide sufficient authorized but unissued shares to provide the Company with flexibility in the future by assuring that there will be sufficient authorized shares of Common Stock to enable the Company to issue shares in connection with future acquisitions or mergers, new capital requirements, stock dividends and for other corporate purposes.

The unreserved and unissued shares of Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors of the Company may determine to be in the best interests of the Company and its stockholders and, except as otherwise required by applicable law, without further authority from the stockholders of the Company. Except as set forth above and upon the exercise of options subject to the 1998 Plan, the Company has no present plan, agreement or understanding with respect to the issuance of shares of Common Stock out of the additional shares that are to be authorized pursuant to the Charter Amendment.

The Company’s Board of Directors has the authority to issue shares of preferred stock and to determine their characteristics without stockholder approval. In this regard, in June 2000, the Board of Directors approved the Company’s 2000 Shareholders’ Rights Plan. If the Series B junior participating preferred stock is issued it would be more difficult for a third party to acquire a majority of the Company’s voting stock. In addition to the Series B preferred stock, the Board of Directors may issue additional preferred stock.

The text of the Charter Amendment is set forth as Appendix A hereto.

The approval of a majority of the issued and outstanding shares of Common Stock is necessary to adopt the Charter Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL NO. 4. THE PERSONS NAMED IN THE ACCOMPANYING PROXY OR THEIR SUBSTITUTES WILL VOTE SUCH PROXY FOR THIS PROPOSAL UNLESS IT IS MARKED OTHERWISE.

PROPOSAL NO. 5:	PROPOSED AMENDMENT TO THE COMPANY’S 1998 STOCK INCENTIVE PLAN

On August 21, 1998, the Company’s Board of Directors adopted the Company’s 1998 Stock Incentive Plan (the “1998 Plan”) which was adopted by the stockholders of the Company on October 1, 1998. Pursuant to the 1998 Plan, the Company may grant to eligible persons awards including, but not limited to, incentive stock options (“ISOs”) within the meaning of Section 422(b) of the Code and non-incentive stock options (“NISOs”).

The 1998 Plan currently authorizes the Company to grant options to purchase an aggregate of up to 15,442,143 shares of Common Stock. As of November 10, 2003, the 1998 Plan had only 4,500,000 options available for grant (of which 4,300,000 have been committed for issuance) which, the Board of Directors believes, is inadequate for future requirements. The Company’s management is currently preparing a proposal for the Company’s Compensation Committee to issue stock options to the Company’s employees for the purposes of retention and incentivizing. As stated, this proposed grant would not exceed the current available number of options under the Plan (4,500,000) and the Company has no current plan, proposal or arrangement to, if stockholder approval for this Proposal No. 5 is received, to issue any of the additional securities the Company is seeking its stockholders to approve under this Proposal No. 5. The Board of Directors believes that stock options are an integral part of the compensation packages to be offered to the Company’s executives, directors, employees and consultants and that the grant of stock options, which align the interests of the recipients with those of the Company’s stockholders, is an effective method to attract and retain employees in an industry characterized by a high level of employee mobility and aggressive recruiting of the services of a limited number of skilled personnel.

At the recommendation of the Compensation Committee, the Board of Directors unanimously adopted and recommends that the stockholders approve an increase of 10,000,000 in the number of shares with respect to which options and other awards may be granted pursuant to the 1998 Plan, thus increasing the shares of Common Stock subject to the 1998 Plan from 15,442,143 to 25,442,143 shares. In connection with this increase, the Board of Directors recommends that the number of shares with respect to which awards other than stock options may be granted be raised from 7,721,072 to 12,721,072.

The following summary of certain features of the 1998 Plan is qualified in its entirety by reference to the full text of the 1998 Plan, which is attached to this Proxy Statement as Appendix B. All capitalized terms used but not defined herein have the respective meanings ascribed to them in the 1998 Plan.

The affirmative vote of holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required for approval of the amendment to the 1998 Plan. If, however, the Charter Amendment is not adopted, it will mean that, notwithstanding approval of the proposed amendment to the 1998 Plan, there will be no increase in the number of shares subject to the 1998 Plan.

If the proposed amendment to the 1998 Plan is not approved, the 1998 Plan will continue to remain in effect in its present form.

Nature and Purpose of the Plan

The purposes of the 1998 Plan are to induce certain individuals to remain in the employ of, or to continue to serve as directors of or as independent consultants to the Company and its present and future subsidiary corporations, as defined in section 424(f) of the Code, to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors believes that the granting of awards under the 1998 Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success.

Duration and Modification

The 1998 Plan will terminate not later than August 20, 2008. The Board of Directors may at any time terminate the 1998 Plan or make such modifications to the 1998 Plan as it may deem advisable. The Board, however, may not, without approval by the stockholders of the Company, increase the number of shares of Common Stock as to which awards may be granted under the 1998 Plan, change the manner of determining stock option prices or change the class of persons eligible to participate in the 1998 Plan.

Administration of the Plan

The 1998 Plan is administered by the Compensation Committee, including two non-employee directors. The members of the Compensation Committee are appointed annually by, and serve at the pleasure of, the Board of Directors, and the members of the Compensation Committee will not be compensated for serving on the Compensation Committee. Currently, the Compensation Committee is comprised of Messrs. Coleman (chair), Tannen and Scibelli.

The Compensation Committee has discretion to determine the participants under the 1998 Plan, the types, terms and conditions of the awards, including performance and other earnout and/or vesting contingencies, permitting transferability of awards to third parties, interpreting the 1998 Plan’s provisions and administering the 1998 Plan in a manner that is consistent with its purpose.

Securities Subject to the Plan; Market Price

The number of shares of Common Stock reserved for issuance upon exercise of awards granted under the 1998 Plan is currently 15,442,143. If the proposed increase in the number of shares subject to the 1998 Plan is adopted, such amount will be increased to 25,442,143 shares.

Eligibility and Extent of Participation

The 1998 Plan provides for discretionary grants of awards to employees, non-employee directors and consultants to the Company. In addition, directors who are not also employees of the Company receive an annual grant (each August) of options to purchase 18,750 shares of Common Stock under the 1998 Plan at the fair market value of a share of Common Stock on the date of grant.

No single participant may receive stock options and/or stock appreciation rights under the 1998 Plan in any one calendar year to purchase more than 400,000 shares of Common Stock.

The maximum number of shares of Common Stock that may be issued in conjunction with other awards under the 1998 Plan is 7,721,072, or one-half of the total number of shares reserved for issuance under the 1998 Plan. If the proposed increase in the number of shares subject to the 1998 Plan is adopted, such amount will be increased to 12,721,072 shares. The maximum payment that may be made for awards granted to any one individual for any single or combined performance goals established for a specified performance period under the 1998 Plan is $2,000,000. A specified performance period for purposes of this performance goal payment limit may not exceed a 60 consecutive month period.

Stock Options

Under the 1998 Plan, the Compensation Committee may grant awards in the form of options to purchase shares of Common Stock. The Compensation Committee will determine the number of shares subject to each stock option, the manner and time of the option’s exercise and the exercise price per share of Common Stock subject to the option. The initial per share exercise price for an ISO may not be less than the fair market value on the date of grant, or 110% of such fair market value with respect to a participant who, at such time, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company. The initial per share exercise price for a NISO may not be less than 85% of the fair market value of a share of Common Stock on the date of grant. No NISO may be granted at a price below fair market value of a share of Common Stock on the date of grant to any person who is or may reasonably become a “covered employee” under Section 162(m) of the Code.

No option granted pursuant to the 1998 Plan may be exercised more than 10 years after the date of grant, except that ISOs granted to participants who own more than 10% of the total combined voting power of all classes of stock of the Company at the time the ISO is granted may not be exercised more than five years after the date of grant. No participant may be granted ISOs which are exercisable for the first time in any one calendar year with respect to Common Stock having an aggregate fair market value in excess of $100,000 on the date of grant.

Stock Appreciation Rights

The 1998 Plan authorizes the Compensation Committee to grant SARs either in tandem with a stock option or other award or independent of an award. A SAR is a right to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the SAR’s exercise price to the market value of a share of Common Stock on the date of the exercise. The payment may be made in cash, shares of Common Stock or a combination thereof.

Stock Awards

The 1998 Plan also permits the grant of stock awards. A stock award is a grant of shares or of a right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future. Each award will be subject to conditions, restrictions and contingencies established by the Compensation Committee. Such performance goals are to be established by the Compensation Committee and shall be related to cash generation targets, profit, revenue and market share targets, profitability targets as measured by return ratios, shareholder returns and other related criteria. The Compensation Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes with the measurement based on Company or other business unit performance and/or on performance as compared with that of other publicly traded companies.

Voting Rights

Participants shall not have any interest or voting rights in shares covered by their awards until the awards shall have been exercised and a certificate for such shares shall have been issued.

Adjustments

The number of shares available for grant under the 1998 Plan and covered by each award granted thereunder will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation or, as may be determined by the Compensation Committee, in the event of any other change affecting the number or kind of outstanding shares of Common Stock. In the event of the dissolution or liquidation of the Company, the Board may, in its discretion, accelerate the payment of any award, exercisability of outstanding awards and/or terminate the same within a reasonable time thereafter.

Federal Income Tax Consequences of Issuance and Exercise of Stock Options

The following discussion of the U.S. Federal income tax consequences of the granting and exercise of stock options under the 1998 Plan, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Code as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he works and/or resides.

Non-Incentive Stock Options:

No income will be recognized by an optionee at the time a NISO is granted. Ordinary income will be recognized by an optionee at the time a NISO is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price. This ordinary (compensation) income will also constitute wages subject to the withholding of income tax and the Company will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in money.

Capital gain or loss on a subsequent sale or other disposition of the shares of Common Stock acquired upon exercise of a NISO will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of the option will be equal to the sum of the exercise price of an option and the amount included in income with respect to the option.

If an optionee makes payment of the exercise price by delivering shares of Common Stock, he generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received.

The Company will be entitled to a deduction for Federal income tax purposes at such time and in the same amount as the amount included in ordinary income by the optionee upon exercise of his NISO, subject to the usual rules as to reasonableness of compensation and provided that the Company timely complies with the applicable information reporting requirements.

Incentive Stock Options:

In general, neither the grant nor the exercise of an ISO will result in taxable income to an optionee or a deduction to the Company. For purposes of the alternative minimum tax, however, the spread on the exercise of an incentive stock option will be considered as part of the optionee’s income.

The sale of the shares of Common Stock received pursuant to the exercise of an ISO which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to the Company. To receive incentive stock option treatment as to the shares acquired upon exercise of an ISO, an optionee must neither dispose of such shares within two years after the option is granted nor within one year after the exercise of the option. In addition, an optionee generally must be an employee of the Company (or a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of the option.

If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an ISO that is equal to the lesser of (a) the fair market value of the Common Stock on the date of exercise minus the exercise price or (b) the amount realized on the disposition minus the exercise price, will be treated as ordinary (compensation) income, with any remaining gain being treated as capital gain. The Company will be entitled to a deduction equal to the amount of such ordinary income.

If an optionee makes payment of the exercise price by delivering shares of Common Stock, he generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an ISO to exercise an ISO will be treated as a taxable disposition if the transferred shares were not held by the participant for the requisite holding period.

Certain Information with Respect to Options Granted

No options have been granted by the Company subject to stockholder approval of the amendment to the 1998 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL NO. 5. THE PERSONS NAMED IN THE ACCOMPANYING PROXY OR THEIR SUBSTITUTES WILL VOTE SUCH PROXY FOR THIS PROPOSAL UNLESS IT IS MARKED OTHERWISE.

PROPOSAL NO. 6	APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK TO THE ACCLAIM ENTERTAINMENT EMPLOYEE BENEFITS TRUST FOR THE BENEFIT OF EMPLOYEES, INCLUDING RODNEY COUSENS OUR NEW CHIEF EXECUTIVE OFFICER.

Effective June 1, 2003, Rodney Cousens, our then Global President and Chief Operating Officer, was appointed by our Board of Directors to the Position of Chief Executive Officer. Mr. Cousens succeeded our co-founder, Gregory Fischbach, who had held the position since our inception in 1987.

Background on Mr. Cousens

Mr. Cousens joined Quicksilva, a distributor of Sinclair, Amstrad and Commodore gaming platforms, in 1981 and took up the position of Managing Director before selling the company to a division of BET plc. In 1984, Mr. Cousens created and operated Electric Dreams, a wholly owned subsidiary of Activision Inc., a United States publicly traded software publisher, for the purpose of developing and publishing gaming software in the United Kingdom. The success of Electric Dreams prompted its parent company to appoint Mr Cousens UK Managing Director of Activision Ltd. and then Vice President-International in 1986. Mr. Cousens then joined Acclaim in March 1991 with responsibility for the United Kingdom market and certain distributed territories and was appointed President Europe in 1993 and President and Chief Operating Officer of Acclaim International in 1995. Mr. Cousens has participated in the establishment of a number of electronic software gaming industry entities including: The Guild of Software Houses; Federation Against Software Theft and the European Leisure Software Publishers Association, and has been personally honoured by the electronic software gaming industry with various awards including: Computer Arena 1990 Individual Award for Excellence; Personality of the Decade 1980 - 1990; 1989 Industry Achievement Award; Computer and Video Games Golden Joystick Award

for Outstanding Contribution to the Software Industry 1984 -1985 and the Computer Trade Association Person of the Year Award in 1983.

Prior to being appointed Chief Executive Officer, Mr. Cousens successfully ran the Company’s wholly-owned subsidiary Acclaim Entertainment Limited for over ten (10) years. During that time, Mr. Cousens successfully managed that subsidiary through leadership, team building and acquisitions of key products. Mr. Cousens is well recognized, within our Company and throughout the software gaming industry, as a key motivator of people, with exceptional relationships throughout all aspects of the industry including software developers, software publishers and the first party platform manufacturers. Mr. Cousens also maintains extensive relationships throughout the entertainment industry which has afforded the Company many licensing opportunities during his tenure with the Company.

The Company’s Board of Directors, in making its determination to appoint Mr. Cousens to the position of Chief Executive Officer recognized his successes with running the Company’s UK subsidiary and determined that it was in the best interests of the Company and its shareholders to appoint Mr. Cousens to the position of Chief Executive Officer in anticipation of his translating those prior successes with the Company’s subsidiary into successes for the Company’s global consolidated operations.

Proposed Issuance of Shares of Our Common Stock

In connection with the appointment of Mr. Cousens to the position of Chief Executive Officer, our Compensation Committee authorized and our Board of Directors ratified, effective May 30, 2003, the proposed issuance of 1,500,000 shares of our common stock, with an aggregate market value of $1,170,000 at the time of the authorization to the Acclaim Entertainment Employee Benefits Trust (the “Trust”), for the benefit of Mr. Cousens. Such proposed issuance of these shares of Common Stock would equate to 1.3% of our outstanding Common Stock as of September 28, 2003.

Purpose of Issuing These Shares of Our Common Stock

The Company’s Board of Directors determined that, given the extremely challenging nature of accepting the position of Chief Executive Officer of the Company, it would need to provide a substantial incentive to induce Mr. Cousens to accept the position and also to compensate Mr. Cousens appropriately for his work in the event the Company enjoyed new successes. The Board of Directors determined that the most effective manner in which to accomplish this goal was to issue to Mr. Cousens a substantial number of shares of the Company’s common stock, which, assuming the Company grew and prospered under his leadership, would also grow in value not only for Mr. Cousens, but for all of the Company’s shareholders. Overall, the purpose of issuing these shares is to recognize the experience of Mr. Cousens, as referenced above, and to provide a significant incentive to motivate and retain his services as CEO for a significant term. Assuming stockholder approval of this Proposal 7, these shares will be issued to Mr. Cousen’s upon execution of his new employment agreement with us.

Material Terms of The Acclaim Entertainment Employees Benefits Trust

In March, 1998 the Trust was established for the benefit of the employees of our United Kingdom subsidiary, Acclaim Entertainment, Ltd. The Trust is directed by a trustee who has the sole discretion to deliver all payments and/or grants made to the Trust (whether by cash or the issuance of securities) to one or more employees of our United Kingdom subsidiary. We may request that certain allocation be made by the Trust, but we do not have the power to direct the Trust to deliver payments to any particular employee. The granting of the common shares to the Trust provides a deferral of Mr. Cousens’ personal income taxes until such time as the shares are distributed to him, if ever.

The Trust is fully discretionary in nature and the trustees of the Trust have absolute discretion as to whether or not to distribute assets in the Trust to the Trust’s beneficiaries. If the Trustees do distribute assets from the

Trust, then the question as to how much and in what form such distribution should take, either cash or other assets in the Trust, or whether to distribute some other form of financial assistance such as a commercial loan, lies solely with the Trustees. Such benefits will be provided by the Trustees to the employees of Acclaim Entertainment Ltd. who choose to participate in the Trust, with a view to incentivizing these employees and retaining them. The Trustees do not however act independently. The Trustees do request from time to time information from group members who have contributed to the Trust in order to gain information regarding to whom and in what manner to provide a distribution of Trust assets. If the Trustees choose not to make such distributions and/or to not provide benefits or assets from the Trust, then the Trustees are free to make or not make distributions in ways they think more suitable. Neither the Company nor any of its subsidiaries controls the Trust. Furthermore, Mr. Cousens, as is the case for any other beneficiary of the Trust, lacks actual direct or indirect control over the Trust or the Trustees. The Trustees have a fiduciary responsibility to the Trust assets and are experienced in dealing with such trusts and incentivizing a company’s work force generally. If Acclaim provides a “Letter of Wishes” to the Trustees stating how it wishes shares of its common stock which are the subject of this Proposal No. 6 to be allocated, then that Letter of Wishes will provide some guidance to the Trustees as to whether those shares should be provided to Mr Cousens. It is possible that the Trustees decide, after having sought tax advice, that it is not appropriate to distribute or allocate those shares but provide other benefits to Mr. Cousens such as loans on commercial terms, which would be beneficial for Mr. Cousens estate tax purposes.

As noted above, Mr. Cousens has no entitlement to the shares which are the subject of this Proposal No. 6 until such time as the Trustees of the Trust decide to distribute them. Additionally, the Company has been advised by United Kingdom tax advisors of Mr. Cousens that there is no United Kingdom personal income tax liability to Mr. Cousens until such time as those shares are awarded from the Trust to Mr. Cousens. This is a deferral of personal income taxes, as discussed above. The stated mission statement or purpose of the Trust is to legally minimize any exposure to taxation upon distributions.

For additional information on Mr. Cousens please see page 12 under the heading “Executive Officers of the Company”, page 13 under the heading “Summary Compensation Table, Executive Compensation”, page 14 under the heading “Option Grants in Last Fiscal Year”, page 15 under the heading “Employment Agreements, Termination of Employment and Change-in-Control Arrangements” and page 19 under the heading “Compensation of Chief Executive Officer”.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL NO. 6.

PERFORMANCE GRAPH

The following performance graph is a line graph comparing the yearly change in the cumulative total stockholder return on the common stock against the cumulative return of The Nasdaq Stock Market (U.S. Companies) Index and the Dow Jones Entertainment and Leisure-Recreational Products and Services Index for the five fiscal years ended August 31, 2002 and the fiscal year ended March 31, 2003.

Value of $100 invested over five years:
Acclaim Entertainment, Inc. common stock	$9.75
The Nasdaq Stock Market (U.S. Companies) Index	$84.49
Dow Jones Entertainment and Leisure-Recreational Products and Services Index	$69.81

PROPOSAL NO. 7: SELECTION OF INDEPENDENT AUDITORS

At the recommendation of the Audit Committee, the Board of Directors has selected KPMG LLP to serve as independent auditors of the Company for its fiscal year ending March 31, 2004. Although stockholder ratification of the Board of Directors’ action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of its independent auditors and, if the stockholders disapprove of the selection, intends to consider the selection of other independent auditors for the current fiscal year.

Representatives of KPMG LLP are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Fees charged by KPMG LLP for fiscal year 2003 and 2002 were as follows:

Fee Category	Fiscal 2003	Fiscal 2002
Audit services including the annual and quarterly reviews of our financial statements, statutory audits and services in connection with SEC registration statements	$612,220	$719,565
Audit related services	30,100	180,476
Tax related services	109,160	83,689
Other	—	163,342

Total Fees	$751,480	$1,147,072

The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining the independence of KPMG LLP. Additionally, our Audit Committee has approved the engagement of KPMG as our auditors for our 2004 fiscal year.

All of the work performed by KPMG LLP on the audit of annual financial statements for fiscal year 2003 was performed by persons employed by KPMG LLP on a full-time basis.

Vote Required

Proposal 7 requires that the votes cast in person or by proxy by holders of our common stock favoring the proposal exceed the votes cast by holders of our common stock opposing the proposal, provided a quorum is present. Brokers have discretionary authority to vote on such proposal. Abstentions will be counted as shares present for purposes of determining the presence of a quorum but will have the same effect as a vote against such proposal. The Shares which are the subject of Proposal 6 will not be voted on this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 31, 2003, our primary lender and we amended our North American credit agreement to allow for supplemental discretionary loans of up to $11.0 million through May 31, 2003, which thereafter was reduced to $5.0 million above the standard formula for short-term funding through September 29, 2003. On September 26, 2003, we repaid all amounts owed under the supplemental discretionary loans. As a condition for the amendment, Gregory Fischbach and James Scoroposki (the “Affiliates”) pledged an aggregate cash deposit of $2.0 million with our primary lender in order to provide a limited guarantee of our obligations. Our primary lender returned the cash deposit provided by the Affiliates within five days following our timely repayment of the supplemental discretionary loans. As consideration to the Affiliates for making the deposit, and based upon the advice of, and a fairness opinion obtained from an independent financial advisor, on March 31, 2003, the Audit Committee approved and the Board of Directors authorized the issuance to each Affiliate 2,000,000 shares of our common stock with a then aggregate market value of $1,560,000 and a warrant to purchase 500,000 shares of our common stock at an exercise price of $0.50 per share. The issuance of these shares of our common stock to the Affiliates is the subject of Proposal No. 6 and said shares are being held by the Company and may not be voted, transferred or otherwise hypothecated by the Affiliates prior to stockholder approval of Proposal No. 6.

Mr. James Scoroposki, one of our officers, director and principal, is the sole stockholder, a director and president of a sales representative organization selling interactive entertainment software. Such sales representative organization acts as one of our sales representatives, receives commissions from us with respect to interactive entertainment software sold by us and will continue to do so during fiscal 2004. For the fiscal year ended March 31, 2003, the commissions incurred by us to such sales representative organization amounted to $278,939. The agreement between us and such sales representative organization are on terms that are at least as favorable to us as we could have obtained from unaffiliated third parties. We have been advised by Mr. Scoroposki that the sales representative organization derives most of its revenue from parties other than us.

The firm of Fischbach, Perlstein & Lieberman LLP, of which Bernard J. Fischbach, one of our directors, is a partner, performs legal services for us and will continue to do so for fiscal 2004. For the fiscal year ended March 31, 2003, fees incurred by us for said services amounted to $527,933.

In March 2001, our lead lender entered into participation agreements with certain investors under and pursuant to the terms of the revolving credit and security agreement between Acclaim and the lender. Following the participation, the lender advanced $9.5 million to Acclaim pursuant to the revolving credit and security agreement for working capital purposes. As an inducement to the investors to effect the participation, Acclaim issued to the investors five-year warrants to purchase up to an aggregate of 2,375,000 shares of common stock exercisable at an initial price of $1.25 per share. Separate entities owned by each of Gregory Fischbach and James Scoroposki, officers and directors of the Company, received warrants to purchase 625,000 shares of our common stock in connection with the pro rata allocation of their $2.5 million investment in the participation. James Scibelli, one of our four Directors, received warrants to purchase 125,000 shares of common stock in connection with the pro rata allocation of his $500,000 investment in the participation. As a result of a private placement of common stock in June 2003 and anti-dilution provisions included in these warrants, the number of shares issuable under these warrants that remained outstanding increased by 60% and the exercise price of the warrants decreased to $0.50 per share.

In October 2001, Acclaim issued to each of Gregory Fischbach and James Scoroposki a warrant, as adjusted, to purchase 1,141,000 shares of our common stock at an exercise price of $0.50 per share, in consideration for Messrs. G. Fischbach and Scoroposki personally pledging to Acclaim’s primary lender shares of their common stock valued at $5 million in the aggregate to partially secure an overadvance to the Company under our revolving credit and security agreement with our primary lender. The warrants may be exercised at any time until April 2, 2012.

STOCKHOLDER PROPOSALS

Any of our eligible stockholders who wish to submit a proposal for action at our next annual meeting of stockholders and desires that such proposal be considered for inclusion in our proxy statement and form of proxy relating to such meeting must provide a written copy of the proposal to us at our principal executive offices not later than March 4, 2004, and must otherwise comply with the rules of the Securities and Exchange Commission relating to stockholder proposals.

The proxy or proxies designated by us will have discretionary authority to vote on any matter properly presented by an eligible stockholder for action at our next annual meeting of stockholders, but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by us at our principal executive office not later than May 17, 2004, and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied. Stockholders proposals should be addressed to our Secretary at the address set forth below.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Proxy Statement:

(1)	The Company’s Annual Report on Form 10-KT for the fiscal year ended March 31, 2003 (File No. 0-16986);

(2)	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 29, 2003 and September 28, 2003; and

(3)	Current Reports on Form 8-K, filed on June 2, 2003, June 10, 2003 and July 18, 2003; and

(4)	The information regarding Acclaim’s common stock contained in the Registration Statement on Form 8-A, filed on June 8, 1988 (File No. 0-16986), as amended by the Current Report on Form 8-K, filed on August 25, 1989 (File No. 33-9460-C), relating to the one-for-two reverse stock split effected by Acclaim.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the date of the Meeting, shall be deemed to be incorporated by reference in this Proxy Statement and to be a part of this Proxy Statement from the respective dates of filings of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

The Company undertakes to provide, without charge, to each person to whom this Proxy Statement is delivered, upon the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). Requests for such documents should be directed to the office of the Chief Financial Officer, Acclaim Entertainment, Inc. One Acclaim Plaza, Glen Cove, NY 11542. Telephone requests for such copies should be directed to the Director of SEC Compliance at 516-656-5000.

MISCELLANEOUS

The Board of Directors does not intend to present and knows of no others who intend, nor has it received timely notice of any stockholder’s intention, to present at the meeting any matter or business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote any proxies on such matters in accordance with their judgment.

Copies of our 2003 Annual Report on Form 10-KT are being mailed to our stockholders simultaneously with this Proxy Statement.

By order of the Board of Directors,

JAMES R. SCOROPOSKI

Secretary

One Acclaim Plaza

Glen Cove, New York

January 2, 2004

Appendix A

TEXT OF PROPOSED AMENDMENT TO THE CERTIFICATE OF

INCORPORATION OF ACCLAIM ENTERTAINMENT, INC.:

(1) Part A of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended and restated to read as follows:

FOURTH:  A. The Corporation shall be authorized to issue (i) 300,000,000 shares of common stock, par value $0.02 per share, and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, of which 200,000 shares of preferred stock are designated Series A preferred stock and which shall have the powers, designations, preferences, rights, limitations and qualifications hereinafter set forth in part D of this Article FOURTH.

Appendix B

AMENDMENT TO 1998 STOCK INCENTIVE PLAN

Section 2 of the 1998 Stock Incentive Plan is hereby amended and restated in its entirety as follows:

2. Shares Subject to Plan. The maximum number of shares of the common stock, par value $0.02 per share (the “Common Stock”), of the Company that may be delivered to participants (“Participants”) and their beneficiaries under the Plan shall be 25,442,143. For purposes of this Section 2, the number of shares that may be delivered under the Plan shall be determined after giving effect to the use by a Participant of the right, if granted, to deliver shares of Common Stock in payment of all or a portion of the option price or the use by a Participant of the right, if granted, to cause the Company to withhold from the shares of Common Stock otherwise deliverable to him or her upon the exercise of stock options, shares of Common Stock in payment of all or a portion of his or her withholding obligation arising from such exercise (i.e., only the number of shares issued net of the shares tendered shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan). If any Awards expire or terminate for any reason without having been exercised in full, new Awards may thereafter be granted with respect to the unpurchased shares subject to such expired or terminated Awards.

Section 8 of the 1998 Stock Incentive Plan is hereby amended and restated in its entirety as follows:

(C) Subject to Section 8(D), the following additional maximums are imposed under the Plan. The maximum number of shares of Common Stock that may be covered by stock options intended to be incentive stock options shall be 25,442,143. The maximum number of shares of Common Stock that may be issued in conjunction with Awards granted pursuant to Section 4(C) shall be 12,721,072. The maximum payment that may be made for awards granted to any one individual pursuant to Section 4(C) hereof shall be $2,000,000 for any single or combined performance goals established for a specified performance period. For purposes of payments under Section 4(C) hereof, the value of the Common Stock for determining this maximum individual payment amount will be the closing price of a share of Common Stock on the first day of the applicable performance period. A specified performance period for purposes of this performance goal payment limit shall not exceed a sixty (60) consecutive month period.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Gregory E. Fischbach, James R. Scoroposki and Gerard F. Agoglia, or any of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (including all adjournments thereof) of Acclaim Entertainment, Inc. to be held on January 20, 2004 at 2:00 P.M., at the The Wyndham Wind Watch Hotel in Hauppauge, New York. The Board of Directors recommends a vote FOR Proposals 1 through 8.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR items 1 and 2, and in the discretion of said proxy, on any other matter which may come before the meeting or any adjournments thereof.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Proxy - Acclaim Entertainment, Inc.

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold

01 - Gregory E. Fischbach	☐	☐	04 - Bernard J. Fischbach	☐	☐	07 - Michael L. Tannen	☐	☐
02 - James R. Scoroposki	☐	☐	05 - Robert H. Groman	☐	☐
03 - Kenneth L. Coleman	☐	☐	06 - James Scibelli	☐	☐

B Issues

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain		For	Against	Abstain

2. ISSUANCE OF UP TO 32,000,000 SHARES OF COMMON STOCK AT A DISCOUNT TO MARKET PRICE IN ACCORDANCE WITH NOTE OFFERING	☐	☐	☐	6. APPROVAL OF THE ISSUANCE OF 1,500,000 SHARES OF COMMON STOCK TO THE ACCLAIM ENTERTAINMENT EMPLOYEE BENEFITS TRUST FOR THE BENEFIT OF RODNEY COUSENS	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
3. AUTHORIZE ISSUANCE OF UP TO 50,000,000 SHARES OF COMMON STOCK OR OTHER SECURITIES OF THE COMPANY IN CAPITAL RAISING TRANSACTIONS	☐	☐	☐	7. RATIFICATION of the appointment of KPMG LLP as independent auditors for the fiscal year ending March 31, 2004.	☐	☐	☐

	For	Against	Abstain
4. APPROVE AMENDMENT TO COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 TO 300,000,000	☐	☐	☐	8. The proxy is authorized to transact such other business as may properly come before the meeting.

	For	Against	Abstain
5. APPROVE INCREASE FROM 15,442,143 TO 25,442,143 THE NUMBER OF SHARES WITH RESPECT TO WHICH OPTIONS OR OTHER AWARDS MAY BE GRANTED UNDER THE COMPANY’S 1998 STOCK INCENTIVE PLAN	☐	☐	☐

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

☐☐ / ☐☐ / ☐☐☐☐